--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 LEASE AGREEMENT

                           Dated as of August 15, 1988

                                     BETWEEN

                      McDonnell Douglas Finance Corporation
                                    (Lessor)

                                       AND

                            Chautauqua Airlines, Inc.
                                    (Lessee)

                                   Concerning

                         Two New Saab S-340A Airframes
                   Four General Electric Model CT7-5A2 Engines
              Four Dowty Rotol Model (c)R354/4-123-F/13 Propellers

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

0715G-1003G
0716G-1003G
8/04/88-JSW

                                TABLE OF CONTENTS

 ARTICLE                                                                                PAGE

    1    Definitions                                                                    1-1

    2    Delivery and Acceptance                                                        2-1

    3    Term                                                                           3-1

    4    Rent                                                                           4-1
         4.01.   Basic Rent                                                             4-1
         4.02.   Supplemental Rent                                                      4-2
         4.03.   Place of Payment                                                       4-2
         4.04.   Prohibition Against Setoff,
                   Counterclaim, Etc.                                                   4-2
         4.05.   Waiver of Certain Rights of the Lessee                                 4-3

    5    Representations and Warranties                                                 5-1
         5.01.   No Representations and warranties                                      5-1
         5.02.   Lessee's Representations and Warranties                                5-2

    6    Possession, Use, Lawful Insured Operations,
           Maintenance, Registration and Insignia                                       6-1
         6.01.   Possession                                                             6-1
         6.02.   Assignment  by Lessee                                                  6-3
         6.03.   Use                                                                    6-3
         6.04.   Lawful Insured Operations                                              6-4
         6.05.   Maintenance                                                            6-5
         6.06.   Registration and Insignia                                              6-6
         6.07.   Records                                                                6-6

    7    Inspection: Financial Information                                              7-1

    8    Lessee's Covenants                                                             8-1
         8.01.   Maintenance of Corporate Existence                                     8-1
         8.02.   Notice of Litigation, Etc.                                             8-1
         8.03.   Payment of Taxes                                                       8-1
         8.04.   Consolidation, Merger or Sale                                          8-2

    9    Replacement of Parts;
           Alterations, Modifications and Additions                                     9-1
         9.01.   Replacement of Parts                                                   9-1
         9.02.   Title to Replaced Parts                                                9-1
         9.03.   Alterations, Modifications and Additions                               9-2
         9.04.   Title to Parts                                                         9-3
         9.05.   No Liability for Alteration, Modification
                  or Addition; Grounding                                                9-4

                                       (i)

ARTICLE                                                                                PAGE

   10    General Tax Indemnity                                                         10-1
         10.01.  Indemnity                                                             10-1
         10.02.  After-Tax Nature of Indemnity                                         10-2
         10.03.  Contest                                                               10-3
         10.04   Survival                                                              10-5

   11    Damage. Destruction. Requisition
           or condemnation                                                             11-1
         11.01.  Event of Loss with Respect to an
                  Airframe or an Airframe and the
                  Engines Installed Thereon                                            11-1
         11.02.  With Respect to an Engine                                             11-2
         11.03.  Application of Payments from Governmental
                  Authorities for Requisition of Title                                 11-4

   12    Insurance                                                                     12-1
         12.01.  Public Liability and Property Damage
                  Liability Insurance                                                  12-1
         12.02.  Insurance Against Loss or Damage to
                  the Aircraft                                                         12-2
         12.03.  Application of Proceeds in an Event
                  of Loss                                                              12-5
         12.04.  Application of Proceeds in the Absence
                  of an Event of Loss                                                  12-6
         12.05.  Reports, Etc.                                                         12-6
         12.06.  Endorsements                                                          12-7
         12.07.  Lessor's Additional Insurance                                         12-7

   13    General Indemnification                                                       13-1

   14    Liens                                                                         14-1

   15    Recordation and Further Assurances                                            15-1

   16    Return of Aircraft and Records                                                16-1
         16.01.  Return                                                                16-1
         16.02.  Equivalency Charge                                                    16-3
         16.03.  Manuals                                                               16-4
         16.04.  Maintenance at Lessor's Request                                       16-4
         16.05.  Engines                                                               16-5
         16,06.  Storage                                                               16-6
         16.07.  Special Markings                                                      16-6
         16.08.  Survival                                                              16-6

   17    Events of Default                                                             17-1

   18    Remedies                                                                      18-1

                                      (ii)

ARTICLE                                                                                PAGE

   19.   Miscellaneous                                                                 19-1
         19.01.  Construction and Applicable Law                                       19-1
         19.02.  Notices                                                               19-2
         19.03.  Lessor's Right to Perform for Lessee                                  19-2
         19.04.  Counterparts                                                          19-3
         19.05.  Quiet Enjoyment                                                       19-3
         19.06.  Legal fees and Other Expanses                                         19-3
         19,07.  Assignment by Lessor                                                  19-4
         19.08.  Survival                                                              19-6
         19.09.  Successors and Assigns                                                19-6

   20    Purchase option                                                               20-1

   21    Characterization as Lease and Tax Indemnity                                   21-1

         21.01.  Tax assumptions                                                       21-2
         21.02.  Tax Indemnity                                                         21-3
         21.03.  Contest                                                               21.6
         21.04.  Survival                                                              21-9
         21.05.  Consolidated  Return                                                  21-9

   22    True Lease Under Federal Aviation Act                                         22-1

   23    Truth In Leasing                                                              23-1

         EXHIBIT A - LEASE SUPPLEMENT NO.

         EXHIBIT B1- STIPULATED LOSS VALUE
                 B2- STIPULATED LOSS VALUE

                                      (iii)

                                 LEASE AGREEMENT

     THIS LEASE AGREEMENT ("Lease") dated as of August 15, 1988, is between McDonnell Douglas Finance Corporation, a Delaware corporation ("Lessor"), and Chautauqua Airlines, Inc., a New York corporation ("Lessee").

     WHEREAS, Lessee desires to lease from Lessor and Lessor is willing to lease to Lessee the Aircraft described herein upon and subject to the terms of this Lease;

     NOW, THEREFORE, in consideration of the mutual promises herein, the Lessor and the Lessee agree as follows:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    ARTICLE 1

                                   DEFINITIONS

     Unless the context otherwise requires the following terms shall have the following meanings for all purposes of this Lease Agreement and shall he equally applicable to both the singular and the plural forms of the terms herein defined:

     "AERONAUTICS AUTHORITY" shall mean, where applicable, the Department of Transportation, the Federal Aviation Administration and/or the Administrator of the Federal Aviation Administration ("FAA"), or any person, governmental department, bureau, commission or agency succeeding to the functions of any of the foregoing:

     "AIRCRAFT" means each of the Airframes to be delivered and leased hereunder together with the Engines initially installed on such Airframes when delivered and leased hereunder or any Engine as defined herein, all as more particularly described and identified in the Lease Supplements pertaining thereto.

                                       1-1

     "AIRFRAME" means: (A) each of the new Saab SF340 aircraft designated in a Lease Supplement (except the Engines and engines from time to time installed on an Airframe), leased hereunder by the Lessor to the Lessee and having the manufacturer's serial number and the Federal Aviation Authority registration number as set forth in such Lease Supplement, and (B) except as otherwise provided in Sections 9.02 and 9.04 hereof, any and all Parts so long as the same shall be incorporated or installed in or attached to an Aircraft, or so long as title thereto shall remain vested in the Lessor in accordance with the terms of
Article 9 hereof, after removal from an Aircraft.

     "BASIC RENT" means the rent payable throughout the Base Lease Term for an Aircraft pursuant to Section 4.01 and any other provision of this Lease which treats any payment by the Lessee as Basic Rent.

     "BUSINESS DAY" means any day other than a Saturday, Sunday or day on which commercial banking institutions in Los Angeles, California are authorized by law to be closed.

     "CERTIFIED AIR CARRIER" shall mean an air carrier certificated under part 298 by the Aeronautics Authority or in the event such certification is no longer issued to any air carrier, a domestic air carrier engaged in regularly scheduled air transportation of passengers within the United States.

                                       1-2

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "COMMENCEMENT DATE" shall mean the Delivery Date.

     "DEFAULT" shall mean any event or condition which with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

     "DELIVERY DATE" for an Aircraft means the date of the Lease Supplement for such Aircraft, which date shall be the date the Aircraft is delivered by the Lessor and accepted by the Lessee, pursuant to the provisions of Article 2 hereof.

     "ENGINE" means: (A) any of the engines together with the propellers attached thereto listed by manufacturer's serial number in a Lease Supplement and installed on the Airframe covered by such Lease Supplement on the Delivery Date therefor whether or not from time to time thereafter installed on the Airframe or installed on any other airframe or any other aircraft; (B) any spare engine described and identified in any Lease Supplement, or any engine which may from time to time be substituted, or be a replacement or addition pursuant to
Article 11 or 16 hereof, for any such Engine; and (C) except as otherwise provided in sections 9.02 anti 9.04 hereof, any and all Parts (other than Engines or engines) incorporate: or installed in or attached thereto or any and all Parts removed therefrom so long as title thereto shall

                                       1-3
remain vested in the Lessor in accordance with the terms of Article 9 hereof after removal from any such Engine.

     "EQUIPMENT COST" or "Lessor's Cost" for an Item of Equipment means the amount so described in the Lease Supplement for such Item of Equipment.

     "EVENT OF DEFAULT" has the meaning specified in Article 17 hereof.

     "EVENT OF LOSS" with respect to any Item of Equipment means any of the following events with respect to such Item: (A) loss of such Item of Equipment or the use thereof due to theft, disappearance for a period in excess of 30 days (or such shorter period ending on the date on which an insurance settlement has been reached on the basis of a total loss), destruction, damage beyond repair or rendition of such Item permanently unfit for normal use for any reason whatsoever; (B) any damage to such Item which results in an insurance settlement with respect to such Item on the basis of a total loss; (C) the condemnation, confiscation or seizure of, or requisition of title to, or requisition of use (for a period in excess of 30 days) of, such Item by the Government of the United States or any foreign government or any political subdivision of either; or (D) as a result of any rule,

                                      1-4
regulation, order or other action by the Aeronautics Authority, or other governmental body having jurisdiction, the use of such Item in the normal course of air transportation of persons shall have been prohibited for a period of not less than six months. An Event of Loss with respect to an Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe which is part of such Aircraft.

     "FEDERAL AVIATION ACT" shall mean the Federal Aviation Act of 1958, as amended, as in effect on the date of this Lease, or any successor or substituted legislation at the time in effect and applicable.

     "INCENTIVE RATE" shall be equal to the Prime Rate plus 4%, or the maximum rate permitted by applicable law, whichever is less.

     "ITEMS OF EQUIPMENT" or "ITEMS" means any or all of the Aircraft, the Airframes, the Engines, and each Part, as such terms are defined herein.

                                      1-5

     "LEASE", "LEASE AGREEMENT", "THIS LEASE AGREEMENT", "THIS LEASE", "THIS AGREEMENT" ",HEREIN", "HEREUNDER", "HEREBY" and other like words mean this Lease, as it may be amended, modified or supplemented pursuant to the applicable provisions hereof, including, without limitation, supplementation hereof by a Lease Supplement entered into pursuant to the applicable provisions hereof.

     "LEASE SUPPLEMENT" means a Lease Supplement, substantially in the form of Exhibit A hereto, entered into between the Lessor and the Lessee for the purpose of leasing the Items of Equipment under and pursuant to the terms of this Lease Agreement. Each Lease Supplement shall he deemed to have been incorporated into this Lease Agreement to the same extent as if such Provisions were fully set forth herein.

     "LIEN" means any mortgage, pledge, lien, charge, encumbrance, lease, exercise of rights, security interest or claim.

     "PARTS" means any and all appliances, parts, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than Engines or engines), which (A) are from time to time incorporated or installed in or attached to an Airframe or Engine, or (B) having been so installed or attached, are later removed therefrom, so long as title thereto remains

                                      1-6
vested in Lessor in accordance with Article 9 hereof after such removal from an Airframe or Engine. "PART" means any one of the Parts.

     "PRIME RATE" means the interest rate charged by The Chase Manhattan Bank (National Association), or any successor thereto, from time to time at its principal office in New York City on 90-day loans to responsible and substantial commercial borrowers; with each change in such rate to take effect immediately under this Lease and any calculations performed in accordance herewith.

     "RENT" means Interim Rent, Basic Rent and Supplemental Rent, collectively.

     "STIPULATED LOSS VALUE" for an Aircraft as of any particular date of computation shall mean an amount determined by multiplying the Equipment Cost for the Aircraft by the percentage specified in Exhibit 91 attached hereto for purposes of Section 12.02 hereof and in connection with an Event of Loss, or Exhibit B2 attached hereto for any other purpose, opposite the appropriate Basic Rent installment for such date (PROVIDED, HOWEVER, that the Stipulated Loss Value for an Event of Loss which occurs after payment of the final installment of Basic Rent and before expiration of the storage period provided for in
Section 16.06 hereof shall be based upon the final amount set forth in Exhibit
B1), and the Stipulated Loss Value numbers in Exhibit B1 or B2 assume that all prior Basic Rent installments have been timely made prior to such computation.

                                       1-7

     "SUPPLEMENTAL RENT" means all amounts, liabilities and obligations (other than Basic Rent) which the Lessee assumes or agrees to pay under this Lease or related documents to the Lessor or others, including, without limitation, (A) Stipulated Loss Value payments; (B) all amounts required to be paid by the Lessee under the agreements, covenants and indemnities contained in this Lease; and (C) any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, suits, costs, expenses or disbursements (including without limitation legal fees and expenses) of any kind and nature whatsoever which may be imposed upon or incurred by the Lessor by reason of the failure of the Lessee to duly perform its obligations under this Lease.

     "TERM" means the term for which an Aircraft is leased hereunder pursuant to
Article 3 hereof.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                       1-8

                                    ARTICLE 2

                             DELIVERY AND ACCEPTANCE

     2.01 Lessor hereby agrees (subject to satisfaction of the conditions hereinafter set forth) to lease to Lessee hereunder, and Lessee hereby agrees to lease from Lessor hereunder, the Aircraft, as evidenced by the execution by Lessor and Lessee of one or more appropriate Lease Supplements leasing the Aircraft hereunder.

     2.02 At all times during the Term of this Lease, full legal title to the Aircraft shall remain vested in Lessor to the exclusion of Lessee, notwithstanding the delivery of the Aircraft to, and the possession and use thereof by, Lessee.

     2.03 The Lessor hereby authorizes one or more persons designated by the Lessee, who shall be an employee or employees of the Lessee, as the authorized representative or representatives of the Lessor, to accept delivery of the Aircraft. The Lessee hereby agrees that such acceptance of delivery of an Aircraft by such authorized representative or representatives shall, without further act, irrevocably constitute acceptance by the Lessee of such Aircraft for all purposes of this Agreement.

                                      2-1

     2.04 Lessor's obligation to lease the Aircraft to Lessee hereunder shall be subject to satisfaction on or before the Commencement Date for each Aircraft of each and all of the following conditions precedent:

          (A) Lessor shall have received the following:

               (1) resolutions of the Board of Directors of Lessee or other written evidence of appropriate corporate action, certified by the Secretary of the Lessee, duly authorizing the lease of the Aircraft and the execution, delivery and performance of this Lease, together with an incumbency certificate as to the person or persons authorized to execute and deliver said documents on behalf of Lessee;

               (2) a Lease Supplement, duly authorized and executed by Lessee, covering the Aircraft, effective as of the Commencement Date;

               (3) certificates signed by independent aircraft insurance brokers as to the due compliance with the insurance provisions of Article 12 hereof with respect to the Aircraft;

               (4) a favorable opinion of counsel for Lessee, dated the Commencement Date, to the effect that:

                                      2-2

               (a) Lessee has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of New York, and has full corporate power and authority to carry on its business in which it is presently engaged and to perform its obligations under the Lease, as supplemented by the Lease Supplement;

               (b) the execution and delivery of the Lease, the Lease Supplement, the consummation by the Lessee of the transactions therein contemplated and compliance by the Lessee with the terms and provisions thereof do not and will not result in the violation of the provisions of the articles of incorporation or the by-laws of the Lessee as in effect on the date of such opinion; and to the knowledge of such counsel, do not and will not conflict with or result in a breach of any terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon, any property or assets of the Lessee under any indenture, mortgage, or other agreement or instrument to which the Lessee is a party or by which it or any of its properties are or may be bound, or any existing applicable law, rule or

                                      2-3
          regulation, or any judgment, order or decree then in effect, of any government, governmental instrumentality or court having jurisdiction over the Lessee or any of its activities or properties;

               (c) the Lease and the Lease Supplement have each been duly authorized, executed and delivered by the Lessee, and each such instrument is a legal, valid, enforceable and binding obligation of the Lessee, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general, application affecting the enforcement of creditors' rights;

               (d) except for any filing or recording that may be required under the Federal Aviation Act (and except such other filings or recordings as such counsel shall specify have been duly effected), no filing or recording of any instrument or document (including the filing of any financing statement) is necessary under the laws of the United States or of the State of New York in order for the Lease to constitute a valid and perfected lease of record relating to the Aircraft;

                                      2-4

               (e) except as disclosed in the opinion, there are no suits or proceedings pending or, to the knowledge of such counsel, threatened against Lessee in any court or before any regulatory commission, board or other administrative governmental agency against or affecting Lessee, which if determined adversely to Lessee may have a material adverse effect on the financial condition or business of Lessee;

               (f) Lessee holds all licenses, certificates and permits from applicable governmental authorities in the United States of America necessary for the conduct of its business;

               (g) no authorization, approval, consent, license or order of, or registration with, or the giving of notice to the Aeronautics Authority or any other regulatory body or authority is required for the valid authorization, execution, delivery and performance by the Lessee of the Lease, including the Lease Supplement, except for any filings or recordings with the FAA; and

               (h) such other matters as Lessor may reasonably request.

                                      2-5

               (5) such other documents as Lessor may reasonably request, in form and substance satisfactory to Lessor.

          (B) On the Commencement Date the following statement shall be true and Lessor shall have received a certificate satisfactory to Lessor signed by a duly authorized officer of Lessee, dated the Commencement Date, stating that:

               (1) the representations and warranties contained in Section 5.02 hereof are true and accurate on and as of the Commencement Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date); and

               (2) no Default or Event of Default has occurred and is continuing, or would result from the lease of the Aircraft.

     2.05. Concurrently with the delivery of an Aircraft, hereunder, Lessor and Lessee will cause this Lease, if necessary, and a Lease Supplement substantially in the form. of Exhibit A attached hereto, to be duly filed and recorded with the Federal Aviation Administration at Lessee's expense.

                                      2-6

     2.06. On the Delivery Date for each Aircraft, Lessee shall have provided Lessor with a favorable oral opinion of Crowe & Dunlevy, special counsel for Federal Aviation Administration matters, to the effect that upon the filing for registration and recordation of this Lease and the Lease Supplement, the Aircraft (including the Engines) will be free and clear of any mortgage, lease, pledge, lien, charge or encumbrance of record except the Lease, and the Aircraft will he owned as a matter of record solely by Lessor. Additionally, as soon as reasonably practicable following the Delivery Date, Lessee shall provide Lessor with a favorable written opinion of Crowe & Dunlevy, confirming the oral opinion referred to above in all respects.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                       2-7

                                    ARTICLE 3

                                      TERM

     The Term for each Aircraft shall consist of the "Interim Term" and the "Base Lease Term". The "Interim Term" shall be defined for an Aircraft as the period commencing on the Delivery Date therefor as set forth in a Lease Supplement and ending on September 30, 1988. The "Base Lease Term" for each Aircraft shall commence on October 1, 1988 and shall continue for a period of 14 years, terminating on September 30, 2002.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                       3-1

                                    ARTICLE 4

                                      RENT

     4.01. (a) INTERIM RENT. The Lessee covenants and agrees to pay the Lessor Interim Rent for each Aircraft throughout the Interim Term therefor in an amount equal to $_________ for each day during the Interim Term, payable on October 1, 1988.

           (b) BASIC RENT. The Lessee covenants and agrees to pay the Lessor Basic Rent for each Aircraft throughout the Base Lease Term in [*], payable in advance, for each Aircraft commencing for each Aircraft on October 1, 1988 and continuing to be payable on the first day of each month throughout the Base Lease Term.

     If any installment of Rent is due on a day other than a Business Day, such installment shall be payable on the next succeeding Business Day.

     4.02. SUPPLEMENTAL RENT. The Lessee also agrees to pay to the Lessor, or at the Lessor's direction to whomsoever shall be entitled thereto, any and all Supplemental Rent promptly as the same shall become due and owing, and in the event of any failure on the part of the Lessee to pay any Supplemental Rent the Lessor shall have all rights, powers and remedies provided for herein or by law or equity as in the case of non-payment of Basic Rent. The Lessee will also pay to Lessor, as Supplemental Rent, interest at the Incentive Rate (all computations of interest under this Lease

                                       4-1

--------
* Confidential
to be made on the basis of a 365-day year) on any part of any installment of Basic Rent not paid on the due date thereof for any period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due hereunder for the period until the same shall be paid.

     4.03. PLACE OF PAYMENT. All Rent payable by the Lessee to the Lessor under this Lease shall be paid by wire transfer of immediately available funds consisting of lawful currency of the United States of America, in such manner that the Lessor receives the full amount of such payments on the due dates at the location to be designated or such other location as the Lessor may designate in writing to the Lessee.

     4.04. PROHIBITION AGAINST SETOFF, COUNTERCLAIM, ETC. The Lessee's obligation to pay all Rent payable hereunder shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation:
(A) any setoff, counterclaim, recoupment, defense or other right which the Lessee may have against the Lessor, the manufacturers of the Items or anyone else for any reason whatsoever, (B) any defect in the title, airworthiness, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, any Item of Equipment or any interruption or cessation in the use or possession thereof by the Lessee for any reason whatsoever, (C) any insolvency, bankruptcy reorganization or similar proceedings by or against the Lessor or the Lessee, (D) any breach by the Lessor of any representation, warranty or covenant of the Lessor

                                       4-2
made herein or in connection herewith, or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise except pursuant to specific provisions of this Lease, Lessee nonetheless agrees to pay or cause to be paid to Lessor an amount equal to each installment of Basic Rent at the time such payment would have become due and payable in accordance with the terms hereof had this Lease not been terminated in whole or in part.

     4.05. WAIVER OF CERTAIN RIGHTS OF THE LESSEE. Except as expressly provided hereunder, the Lessee hereby waives, to the extent permitted by applicable law, all rights now or hereafter conferred upon it by statute or otherwise to terminate or surrender this Lease or an Aircraft or any Part or to any abatement, suspension, deferment, diminution or reduction of the Rent. Each payment of Rent shall be absolutely final and net to the Lessor, so that this Lease will yield to the Lessor the full amount of the installments of such Rent throughout the Term without deduction.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                       4-3

                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

     5.01. NO REPRESENTATIONS AND WARRANTIES. (A) AS BETWEEN LESSOR AND LESSEE, THE LESSOR LEASES THE ITEMS OF EQUIPMENT HEREUNDER "AS-IS", "WHERE-IS" AND THE LESSOR SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, CONDITION, VALUE, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF THE AIRCRAFT, OR AS TO THE QUALITY Of THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT THERETO, and any risks with respect thereto shall be assumed by the Lessee. So long as no Default or Event of Default has occurred and is continuing the Lessor hereby authorizes the Lessee to enforce in its own name such rights as the Lessor may have with respect to any Item of Equipment under any warranty, service policy or product agreement of the manufacturer thereof, the maintenance and overhaul agencies of the Aircraft and the Engines, or any subcontractor or supplier or vendor thereof to the extent that the same may be assigned or otherwise made available to the Lessee and, to the extent that the same may not be so assigned or otherwise made available to Lessee, Lessor agrees to exercise reasonable diligence at Lessee's expense, to enforce such rights as Lessor may have with respect thereto for the benefit of Lessee; provided, however, that upon

                                       5-1
a Default or any Event of Default all such rights shall immediately revert to the Lessor including all claims thereunder whether or not perfected.

     5.02. LESSEE'S REPRESENTATIONS AND WARRANTIES. The Lessee represents, warrants and covenants that:

     (A) the Lessee (i) is a corporation duly organized, validly existing and in good standing under the laws of the, State of New York, (ii) has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its properties or the nature of its activities (including the leasing and operation of the Aircraft) make such qualification necessary, and (iii) has the corporate power and authority to carry on its business as presently conducted and to perform its obligations under this Lease;

     (B) the Lessee holds all licenses, certificates, permits and franchises from the appropriate agencies of the United States of America and/or all other governmental authorities having jurisdiction, necessary to authorize the Lessee to engage in air transport and to carry on its business as presently conducted and to be conducted with the Aircraft;

                                       5-2

     (C) the execution, delivery and performance of this Lease (have been duly authorized by all necessary corporate action on the part of the Lessee, do not require any shareholder approval, or approval or consent of any trustee or holders of any indebtedness or obligations of the Lessee (except for approval or consent previously obtained) and do not and will not contravene any law, governmental rule, regulation or order binding on the Lessee or the articles of incorporation or bylaws of the Lessee or contravene the provisions of, or constitute a default under, or result in the creation of any Lien (other than as permitted under this Lease) upon the property of the Lessee under any indenture, mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, contract or other agreement to which it may be a party or by which its property may he bound;

     (D) neither the execution and delivery by the Lessee of this Lease (including any Lease Supplements), nor the consummation of any of the transactions by the Lessee contemplated hereby requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, any Aeronautics Authority, or any other Federal or state governmental authority or agency, including any judicial body or any other person, entity or corporation, except for the registration and recordation of this Lease by the FAA;

     (E) this Lease has been duly authorized, executed and delivered by the Lessee and constitutes, and the Lease

                                       5-3

   Supplements when entered into and delivered will constitute, valid, enforceable and binding obligations of the Lessee in accordance with their respective terms;

     (F) except as disclosed in Lessee's opinion of counsel required by Section 2.04(A)(4), there are no suits or proceedings pending or, to the knowledge of the Lessee, threatened against or affecting the Lessee in any court or before any regulatory commission, board or other administrative governmental agency, which if determined adversely to Lessee would have a material adverse effect on the financial condition or business of the Lessee or the ability of the Lessee to perform its obligations under this Lease;

     (G) except for the filing for registration and recordation of this Lease and the Lease Supplements with the FAA, no further filing or recording of this Lease or any Lease Supplement or of any other document is necessary under the Federal Aviation Act, or under the laws of any other jurisdiction in order to fully protect, establish and perfect in all applicable jurisdictions Lessor's title to, and Lessor's leasehold interest in, the Aircraft as against Lessee and any third parties;

     (H) for the purposes of Section 501 of the Federal Aviation Act, the Lessee is a "citizen of the United States" as defined is Section 101 of the Federal Aviation Act and the regulations pursuant to such Section.

                                       5-4

                                    ARTICLE 6

                   POSSESSION, USE, LAWFUL INSURED OPERATIONS,
                     MAINTENANCE, REGISTRATION AND INSIGNIA

     6.01. POSSESSION. The Lessee shall not sublease without the prior written consent of Lessor, or otherwise in any manner deliver, relinquish or transfer possession of any Item of Equipment; PROVIDED, however, that, so long as no Default or Event of Default shall have occurred and be continuing and so long as the Lessee shall comply with the provisions of Article 12 hereof, the Lessee may deliver possession of an Item of Equipment for service, repair, maintenance or overhaul work, or for alterations or modifications in or additions to an Item of Equipment to the extent required or permitted by the terms hereof, and Lessee may also:

     (A) install an Engine on an airframe owned by or leased to the Lessee or purchased by the Lessee subject to a conditional sale or other security agreement, PROVIDED that such airframe is free and clear of all Liens except the rights of the parties to the lease or conditional sale or other security agreement covering such airframe; and PROVIDED FURTHER, that the Lessor shall have received prior to such

                                       6-1
   installation (1) a certificate signed by an authorized officer of the Lessee to the effect that the lease or conditional sale or other security agreement covering such airframe by its terms provides that neither such lessor nor secured party nor its successor or assigns will acquire or may claim any right, title or interest in any Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to this Lease.

     (B) upon prior written notice to the Lessor, subject any Engine to normal interchange or pooling agreements or arrangements, in each case customary in the airline industry and entered into by the Lessee in the ordinary course of its business with any Certified Air Carrier PROVIDED that (1) no such agreement or arrangement contemplates or requires the transfer of title to any Engine, and (2) if the Lessor's title to any such Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and the Lessee, concurrently with such divestiture, shall comply with Article 11 in respect thereof; PROVIDED, that the rights of any transferee who receives possession by reason of a transfer permitted by this Section 6.01 (other than the transfer of an Engine which is deemed an Event of Loss) shall be subject and subordinate to all the terms of this Lease, including, without limitation, the restrictions on the use of an Aircraft contained in Section 6.03 and the Lessor's right to terminate

                                       6-2
   this Lease upon an Event of Default and to obtain possession of the Engine without regard to any such agreement, lease or sublease, and the Lessee shall remain primarily liable hereunder for the performance of all of the terms of this Lease to the same extent as if such transfer had not occurred. No interchange agreement or other relinquishment of possession of any Engine shall in any way discharge or diminish any of the Lessee's obligations to the Lessor hereunder.

     6.02. ASSIGNMENT BY LESSEE. Unless the Lessee fist obtains Lessor's prior written consent, this Lease and all or any part of Lessee's rights hereunder or in any Item of Equipment shall not be assigned, subleased or conveyed by Lessee to any person, firm or corporation, and any such purported assignment, sublease or conveyance shall be void AB INITIO except as permitted by Section 6.01 hereof.

     6.03. USE. Lessee shall use the Aircraft solely in commercial operations in the United States of America and Canada for which Lessee is duly authorized by the Aeronautics Authority and shall not use or permit the Aircraft to be used outside of the United States or Canada without the prior written consent of Lessor or for any purpose for which the Aircraft are not designated and reasonably suitable. In no event shall Lessee operate or use the Aircraft or permit the Aircraft to be operated or used outside the United States in such a manner as to exclude the Aircraft from the term "Section 38 property" by reason of

                                       6-3

Section 48(a)(2) of the Code (or any successor or similar provision thereto), or which would otherwise cause loss of any other tax benefits available to Lessor. Lessee shall pay for and provide all electric power, oil, fuel and lubricants consumed by and required for the operation of the Aircraft, and all repairs, parts and supplies necessary therefor.

     6.04. LAWFUL INSURED OPERATIONS. Lessee will not permit the Aircraft or any Item to be maintained, used or operated in violation in any material respect of any applicable law, treaty, statute, rule, regulation or order of any government or governmental authority having jurisdiction (domestic or foreign), or contrary in any material respect to any manufacturer's operating manuals, instructions, and airworthiness directives, or, in violation of any applicable airworthiness certificate, license or registration relating to the Aircraft or Engines issued by any such authority. In the event that any such laws, rules, regulations or orders require alteration of any Item of Equipment, Lessee shall conform thereto at its sole expense and shall maintain the Item of Equipment in proper condition for operation under such laws and rules. Lessee agrees not to operate any Item, or suffer such Item to be operated, (A) unless such Item is covered by insurance as required by the provisions of Article 12 hereof, or (B) contrary to the terms of such insurance as required by the provisions of Article 12 hereof.

                                       6-4

     6.05. MAINTENANCE. The Lessee, at its own cost and expense shall: (i) service, repair, maintain and overhaul, test or cause the same to be done to each Item of Equipment leased hereunder (A) so as to keep such Item in as good an operating condition and appearance as when delivered to the Lessee hereunder, ordinary wear and tear excepted, (B) so as to keep such Item in compliance with all maintenance manuals initially furnished with the Aircraft, including any subsequent amendments or supplements to such manuals issued by the manufacturer from time to time, and all so-called "mandatory," "alert" and "highly recommended" service bulletins and similar notices issued or supplied by or available through the manufacturer of such Item, Airworthiness Directives (AD's) and Federal Aviation Regulations revisions and similar notices issued or supplied by or available through the manufacturer of such Item or Aeronautics Authority; (C) so as to keep such Item's maintenance plan in accordance with the Airframe, Engine and APU manufacturers' maintenance plans and the Maintenance Review Board (MRB) document or in accordance with a maintenance program developed by the Lessee, based on the above plans and documents, and approved by the appropriate Aeronautics Authority; (D) so as to keep such Item in such operating condition as may be necessary to enable the airworthiness certification of such Item to be maintained in good standing at all times under the applicable rules and regulations of the Aeronautics Authority, (E) so as to ensure that all repairs are conducted in accordance with the Airframe, Engine, or APU manufacturer's Structural Repair Manual (SRM) or repair procedures, as applicable, or if not

                                      6-5
included, that the repair is eligible for U.S. FAA approval, if required, and is accompanied by documentation providing methods of compliance; (ii) maintain all records, logs and other materials required by the Aeronautics Authority to be maintained in respect of such Item, and (iii) promptly furnish to the Lessor upon the Lessor's request such information as may be required to enable the Lessor to file any reports required to be filed with any governmental authority because of the Lessor's interest in the Aircraft.

     6.06. REGISTRATION AND INSIGNIA. The Lessee, at its own expense, shall cause the Aircraft registration in the name of Lessor to remain in effect at all times during the Term of this Lease. On the Commencement Date or thereafter, the Lessee, if given them by Lessor, shall permanently affix in the cockpit of each Aircraft in a location reasonably adjacent to and not less prominent than the airworthiness certificate for the Aircraft, and on each Engine in a prominent location, a plate bearing the following legend:

                                  "Leased from

                      McDonnell Douglas Finance Corporation

                                 "Owner-Lessor"

The Lessee will not allow the name of any other person, association or corporation to be placed on the Airframe or any Engine as a designation that might be interpreted as a claim of ownership or of any interest therein; PROVIDED, HOWEVER, that the

                                       6-6

Lessee may cause the Airframe to be lettered or otherwise marked in a customary manner for convenience of identification of the interest of the Lessee therein, including but not limited to the customary logo of the Lessee.

     6.07. RECORDS. Throughout the Term, Lessee shall keep accurate, complete and current records (complying with the requirements of the Aeronautics Authority, with the recommendations of suppliers of any part of the Aircraft and with good commercial airline practice) of all maintenance carried out with respect to an Aircraft and shall permit Lessor or any authorized representative of Lessor to examine such records at any reasonable time.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                       6-7

                                    ARTICLE 7

                        INSPECTION; FINANCIAL INFORMATION

     7.01. During the Term of this Lease, the Lessee shall furnish to the Lessor such additional information concerning the location, condition, use and operation of the Aircraft as the Lessor may reasonably request, and the Lessee shall permit any person designated by the Lessor in writing, at the Lessor's expense, to visit and inspect the Aircraft, their condition, use and operation and the records maintained in connection therewith and to make copies of such records at the Lessor's expense, and to visit and inspect the properties of the Lessee and to discuss the affairs, finances and accounts of the Lessee with the principal officers of the Lessee, all at such reasonable times and as often as the Lessor may reasonably request. The Lessor shall have no duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection

     7.02. The Lessee also agrees to furnish the Lessor during the Term:

     (A) within 30 days after the end of each calendar quarter, copies of its financial statements, including a balance sheet and statement of income and expenses and within 60 days after the end of each calendar year its audited financial statements certified to by independent public accountants;

                                       7-1

     (B) From time to time, such other information as the lessor may reasonably request.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                       7-2

                                    ARTICLE 8

                               LESSEE'S COVENANTS

     The Lessee covenants and agrees that, during the Term hereof:

     8.01. MAINTENANCE OF CORPORATE EXISTENCE. The Lessee will preserve and maintain (a) its corporate existence, and (b) all of its rights, privileges and. franchises in every jurisdiction in which the character of the property owned or the nature of the business transacted by it makes licensing or qualification necessary.

     8.02. NOTICE OF LITIGATION, ETC. If not otherwise communicated pursuant to
Section 7.02, the Lessee will promptly give to the Lessor a notice in writing of any proceeding involving a claim in excess of $1,000,000 before any governmental agency which might, it determined adversely to Lessee, materially adversely affect the Lessee's financial condition, affairs or operations.

     8.03. PAYMENT OF TAXES. The Lessee will pay or cause to be paid all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any property belonging to it, prior to the date on which penalties attach thereto and a11 lawful claims, which, if not paid, might

                                       8-1
become a lien or charge upon the property of the Lessee, PROVIDED, HOWEVER, that the Lessee shall not be required to pay any such tax, assessment, charge, levy or claim the pavement of which is being contested in good faith and by appropriate proceedings, but only so long as such proceedings do not involve any danger of adverse impact on business interests of the Lessor or of the sale, forfeiture or loss of an Aircraft or any Item or interest therein; PROVIDED FURTHER, that the Lessee will pay or cause to be paid all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any Lien which attaches as security therefor.

     8.04. CONSOLIDATION, MERGER OR SALE. Lessee will not merge or consolidate with or into any other corporation or entity (except to the extent Lessee is successor, survivor or parent and, in such event, only if the net worth of the successor, survivor or parent is, in, Lessor's reasonable judgment, equal to or greater than the net worth of the Lessee as of the Delivery Date), or sell, lease or otherwise dispose of all or substantially all of, its properties, without the prior written consent thereto by the Lessor (which consent will not be unreasonably withheld); provided, however, that Lessee may so merge, consolidate or dispose of properties without Lessor's consent in contradiction of the foregoing, however, in such event Lessor, at its option, may elect either to continue the Lease or to require the Lessee to pay the Stipulated Loss Value plus any accrued and unpaid Rent for the Aircraft and terminate this Lease.

                                       8-2

                                    ARTICLE 9

                              REPLACEMENT OF PARTS;

                    ALTERATIONS, MODIFICATIONS AND ADDITIONS

     9.01. REPLACEMENT OF PARTS. The Lessee, at its own cost and expense, will promptly replace all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, in the ordinary course of maintenance, service, repair, overhaul or testing, the Lessee may remove any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, PROVIDED that the Lessee shall replace such Parts as promptly as practicable. All replacement Parts shall be free and clear of all Liens and shall be in as good an operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof.

     9.02. TITLE TO REPLACED PARTS. All Parts owned and leased by the Lessor hereunder at any time removed from any Item of Equipment shall remain the property of the Lessor and subject to this Lease, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or

                                       9-1
installed in or attached to such Item and which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to an Item as above provided, without further act, (A) title to the replaced Part shall thereupon vest in the Lessee, free and clear of all rights of the Lessor and shall no longer be deemed a Part hereunder; (B) title to such replacement Part shall thereupon vest in the Lessor; and (C) such replacement Part shall become subject to this Lease and be deemed part of such Item for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Item.

     9.03. ALTERATIONS, MODIFICATIONS AND ADDITIONS. The Lessee, at its own expense, shall make alterations and modifications in and additions to an Item of Equipment as may be required from time to time under any law, rule, directive, bulletin, regulation or order of the Aeronautics Authority, or other governmental authority having jurisdiction or issued by the manufacturer of such Item of Equipment. In addition, the Lessee, at its own expense, may from time to time make such alterations and modifications in and additions to each Item as the Lessee may deem desirable in the proper conduct of its business, PROVIDED that no such alteration, modification or addition diminishes the value, utility, condition or airworthiness of such Item below the value, utility, condition and airworthiness thereof immediately prior to such alteration, modification or addition, assuming such Item was then in the condition and airworthiness required to be

                                       9-2
maintained by the terms of this Lease, PROVIDED FURTHER, that the Lessee shall not convert an Aircraft to an all-cargo or primarily cargo configuration without the prior written consent of the Lessor, and PROVIDED FURTHER, that any such alteration, modification, or addition (a) must be U.S. FAA approved or eligible for U.S. FAA approval, if required by Lessor, and is accompanied by documentation providing methods of compliance and (b) shall be made in compliance with Internal Revenue Service guidelines so that the Lessor will not lose all or any part of the Tax Benefits as hereinafter defined.

     9.04. TITLE TO PARTS. Subject to the provisions hereof, title to all Parts incorporated or installed in or attached or added to any Item as the result of any alteration, modification or addition made as contemplated in Section 9.03 hereof shall, without further act, vest in the Lessor and become subject to this Lease; PROVIDED, HOWEVER, that so long as no Default or Event of Default shall have occurred and be continuing, at any time during the Term, the Lessee may remove any Part from an Item of Equipment, provided that (A) such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Item at the time of delivery thereof hereunder or any Part in replacement of, or substitution for, any such original Part; (B) such Part is not required to be incorporated or installed in or attached or added to such Item pursuant to the terms of Section
6.05 hereof or the first sentence of Section 9.03; and (C) such Part can be removed from such Item without diminishing or impairing the value, utility

                                       9-3
or airworthiness which such Item would have had at such time had such alteration, modification or addition not occurred. Upon the removal by the Lessee of any such Part as above provided, title thereto shall, without further act, vest in the Lessee and such Part shall no longer be deemed a Part hereunder. Any Part not removed by the Lessee as above provided prior to the return of the Item to the Lessor hereunder shall remain the property of the Lessor.

     9.05. NO LIABILITY FOR ALTERATION, MODIFICATION OR ADDITION; GROUNDING. In no event shall the Lessor bear any liability or cost whatsoever for (A) any alteration, modification, addition, or (B) any grounding of an Aircraft, or suspension of certification of an Aircraft or for loss of revenue suffered by the Lessee for any reason whatsoever.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                       9-4

                                   ARTICLE 10

                              GENERAL TAX INDEMNITY

     10.01. (a) INDEMNITY. Whether or not any of the transactions contemplated hereby are consummated, the Lessee agrees to pay and, on written demand, to indemnify, protect, save and hold Lessor harmless from all license and registration fees, sales and use taxes, personal property taxes and any and all other taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever together with any penalties, additions to tax, fines or interest thereon (collectively, "Taxes") imposed against Lessor, Lessee or any Item of Equipment, by any Federal, state or local government or taxing authority in the United States, or by any taxing authority or governmental subdivision of a foreign country or international organization, upon or with respect to any Item of Equipment, or upon the purchase, ownership, delivery, leasing, possession, use, operation, return or other disposition thereof, or upon the rentals, receipts or earnings arising therefrom, or upon or with respect to this Lease or related documents.

          (b) LIMITATION ON INDEMNITY. Notwithstanding the provisions of paragraph (a) of this Section 10.01, Lessee shall

                                      10-1
have no obligation thereunder as to Taxes based on or measured by the net income of Lessor imposed by the United States of America or by any state or local taxing authorities, including any Taxes resulting from an amendment of the Code enacted after March 1, 1988, or any Taxes imposed on Lessor by any state which result from either Lessor's residency or Lessor's doing business in that state which is business unrelated to any Item of Equipment; provided, however, Lessee shall be liable for Taxes based on or measured by Lessor's net income if, but only if, such taxes are taxes on Lessor's net income which would not have been imposed but for the use or operation of any Item of Equipment within the jurisdiction of such taxing authority by Lessee, at Lessee's direction, or with Lessee's consent. Lessee shall not have any liability to indemnify Lessor for any Taxes imposed by any taxing jurisdiction if the Taxes result from delivery, use, storage, return or physical presence of any Item of Equipment after return of the respective Item of Equipment to Lessor by Lessee under #16.01. If an indemnification payment is made under Article 21 hereof, the same event giving rise to such payment shall not also result in an indemnification payment under this Article 10 for the taxes indemnified in Article 21.

     10.02. AFTER-TAX NATURE OF INDEMNITY. The Lessee further agrees that, with respect to any payment or indemnity hereunder, such payment or indemnity shall include any amount necessary to hold Lessor harmless on an after-tax basis from all taxes required to be paid (or which would have been required to be paid by Lessor with respect to such payment or indemnity had Lessor had

                                      10-2
sufficient gross income within the meaning of Section 61 of the Code, and the applicable state and local law, actually to pay tax at the highest marginal rate) by Lessor with respect to such payment or indemnity under the laws of any Federal, state or local government or taxing authority in the United States, or under the laws of any taxing authority or governmental subdivision of a foreign country or international organization; PROVIDED that, if Lessor realizes a tax benefit by reason of such payment or indemnity (whether such tax benefit shall be by means of a depreciation deduction or otherwise), Lessor shall pay the Lessee an amount equal to the net value to Lessor of such tax benefit when, as, if and to the extent realized (such payments not to exceed in the aggregate the amount of the related indemnity paid by Lessee); but not before the Lessee shall have made all payments or indemnities to Lessor required pursuant to this
Article 10; PROVIDED FURTHER, however, that if Lessor loses such tax benefit subsequent to any payment to the Lessee with respect thereto, the Lessee shall indemnify Lessor with respect to such loss pursuant to the provisions of this
Article 10. Lessor shall in good faith use reasonable diligence in filing its tax returns and in dealing with taxing authorities to seek and claim any such tax benefit.

     10.03. CONTEST. If written claim is made against Lessor for any Taxes referred to in this Article 10, Lessor shall promptly notify the Lessee. If reasonably requested by the Lessee in writing within 30 days after such notification, Lessor shall upon receipt of indemnity satisfactory to it and at the expense of the Lessee (including, without limitation, all costs, expenses, losses, legal and accountants' fees and disbursements, penalties

                                      10-3
and interest) in good faith contest the validity, applicability or amount of such Taxes by either (i) resisting payment thereof if practicable, or (ii) if payment is made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings; PROVIDED, HOWEVER, that the Lessor shall not be required to take any action to contest a claim unless Lessee provides with such written request an opinion of independent counsel, satisfactory both as to counsel and substance, to the effect that there is a meritorious basis for such contest. If Lessor determines to pay such Taxes and seek a refund, Lessee will either pay such Taxes on Lessor's behalf or will promptly indemnify Lessor for such Taxes pursuant to Sections 10.1 and 10.2. If Lessor shall obtain a refund of all or any part of such Taxes paid by the Lessee, Lessor shall pay the Lessee the amount of such refund; PROVIDED that such amount shall not be payable before such time as the Lessee shall have made all payments of indemnities to Lessor then due under this Article 10. If in addition to such refund Lessor shall receive an amount representing interest on the amount of such refund, the Lessee shall be paid that proportion of such interest which is fairly attributable to the Taxes paid by the Lessee prior to the receipt of such refund. In case any report or return is required to be made with respect to any obligation of the Lessee under this Article 10 or arising out of this Article 10 the Lessee will promptly notify Lessor of such requirement and will inform Lessor whether Lessee (i) will file such report or return in such manner as will show the ownership in Lessor of each Item of Equipment and send a copy of such report or

                                      10-4
return to the Lessor or (ii) will make such report or return for filing by Lessor in such manner as shall be satisfactory to the Lessor. In the event of a contest of any Taxes hereunder, the Lessor shall apprise the Lessee of all material developments with respect to such contest, shall forward copies of all material submissions made in such contest, shall consider in good faith any request concerning the conduct of any such contest and without waiving its right to be indemnified hereunder with respect to such claim shall not settle or concede any such contest without the written consent of the Lessee.

     10.04. SURVIVAL. The indemnification provided herein shall survive the assignment, expiration or other termination of this Lease.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      10-5

                                   ARTICLE 11

                DAMAGE, DESTRUCTION, REQUISITION OR CONDEMNATION

     11.01. EVENT OF LOSS WITH RESPECT TO AN AIRFRAME OR AN AIRFRAME AND THE ENGINES INSTALLED THEREON. Upon the occurrence of an Event of Loss with respect to an Airframe or to an Airframe and the Engines then installed on such Airframe, the Lessee shall forthwith (and in any event within 10 days after such occurrence) give the Lessor written notice of such Event of Loss. The Lessee shall pay or cause to be paid to the Lessor in immediately available funds on the earlier to occur of (i) five days after the date Lessee receives insurance proceeds from such Event of Loss or (ii) the next immediately succeeding date on which a Basic Rent installment is to he paid (A) then due and unpaid Rent (prorated to the date of payment) in respect of such Aircraft to and including such date; and (B) an amount equal to the Stipulated Loss Value in respect of such Aircraft determined as of the date of such Event of Loss and (C) interest at the Incentive Rate on the unpaid balance of (A) and (B) above from the due date until paid in full, PROVIDED, HOWEVER, that payment of the Stipulated Loss Value shall be made within ten days if the Event of Loss occurs after the payment by the Lessee of the final Basic Rent installment and before termination of the storage period provided for in Section 16.06 hereof. At such time as the Lessor has received the sum of (A), (B) and (C) above, the obligation of the Lessee to pay all Basic rent hereunder with respect to such

                                      11-1

Aircraft shall terminate, and the Lessor stall transfer to the Lessee all the Lessor's right, title, and interest, as-is, where-is, without recourse or warranty, express or implied, in and to (1) such Airframe and Engines, (2) all claims for damage to such Items, if any, against third persons arising from the Event of Loss (unless any insurance carrier requires that such claims be assigned to it), and (3) all rights to any insurance claims under all insurance maintained by the Lessee hereunder except liability insurance, without representation, recourse or warranty of any kind whatsoever.

     11.02. WITH RESPECT TO AN ENGINE. Upon the occurrence of an Event of Loss with respect to an Engine not then installed on an Airframe, or an Event of Loss with respect to an Engine installed on an Airframe not involving an Event of Loss with respect to the Airframe, the Lessee shall give the Lessor prompt written notice thereof and the Lessee shall replace such Engine as soon as practicable after the occurrence of such Event of Loss by duly conveying to the Lessor as a replacement for said Engine, title to another engine of the same manufacturer and of the same or an improved model and suitable for installation and use on the Airframe, which engine shall be free and clear of all Liens, and shall have a value and utility at least equal to, and he in as good an operating condition as, the Engine with respect to which such Event of Loss occurred, assuming such replaced Engine was of the value and utility and in the condition and repair as required by the terms hereof immediately prior to the occurrence of such

                                      11-2

Event of Loss. Such replacement engine, after approval and acceptance by the Lessor, shall be deemed an Engine as defined herein, for all purposes hereunder. The Lessee agrees to take such action as the Lessor may reasonably request to ensure that any such replacement Engine shall be duly and properly titled in the name of Lessor and leased hereunder to the same extent as any Engine replaced thereby. Prior to or at the time of any such conveyance, the Lessee, at its own expense, will promptly (i) furnish the Lessor with a warranty bill of sale, in form and substance satisfactory to the Lessor, with respect to such replacement Engine, (ii) cause a supplement hereto, in form and substance satisfactory to the Lessor, subjecting such replacement Engine to this Lease, to be duly executed by the Lessee, and recorded pursuant to the Federal Aviation Act, and
(iii) furnish the Lessor with such evidence of title to such replacement Engine and of compliance with the insurance provisions of Article 12 hereof with respect to such replacement Engine as the Lessor may reasonably request. Upon full compliance with this Section 11.02, the Lessor shall transfer to the Lessee all the Lessor's right, title and interest, as-is, where-is, without recourse or warranty, express or implied, in and to (1) the Engine with respect to which such Event of Loss occurred, (2) all claims for damage to such Engine, if any, against third persons arising from the Event of Loss (unless any insurance carrier requires that such claims be assigned to it), and (3) all rights to any insurance claims under all insurance maintained by the Lessee hereunder except liability insurance. No Event of Loss with respect to such Engine under the

                                      11-3
circumstances contemplated by the terms of this Section 11.02 shall result in any reduction in Rent or in the Lessee's obligation to pay Basic Rent hereunder. The Lessee agrees that it shall at all times during the Term of this Lease maintain the Engines or other engines of the same or improved model and suitable for installation and use on the Airframes as the Engines on the Aircraft leased hereunder. The Lessee agrees that it will indemnify the Lessor, pursuant to
Article 21 hereof, for any loss of tax benefits resulting from such Event of Loss with respect to an Engine.

     11.03. APPLICATION OF PAYMENTS FROM GOVERNMENTAL AUTHORITIES FOR REQUISITION OF TITLE. Any payments (other than insurance proceeds the application of which is provided for in Article 12 hereof) received at any time by the Lessor or the Lessee from any Governmental authority or other entity with respect to an Event of Loss resulting from the condemnation, confiscation, theft or seizure of, or requisition of title to or use of an Aircraft, Airframe or Engines, will be applied as follows:

          (A) If such payments are received with respect to an Event of Loss relating to an Airframe and installed Engines, only so much of such payments as shall not exceed the amounts due under Section 11.01(A), (B) and (C) shall be applied in reduction of the Lessee's obligation to pay such amounts, if not already paid by the Lessee, or if already paid by the Lessee, shall be applied to reimburse the Lessee for its

                                      11-4
     payment of such amounts, and the balance, if any, of such payments remaining thereafter will he paid over to or retained by the Lessor; and

          (B) If such payments are received with respect to an Engine under the circumstances described in section 11.02, all such payments shall be paid over to the Lessee, at such time as the Lessee shall have replaced such Engine in accordance with the provisions of said Section 11.02.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      11-5

                                    ARTICLE 12

                                    INSURANCE

     12.01. PUBLIC LIABILITY AND PROPERTY DAMAGE LIABILITY INSURANCE. The Lessee will carry, at its own expense, third party aircraft liability insurance, passenger legal liability insurance and property damage liability insurance during the Term hereof in an amount not less than $75,000,000 for any one accident, or series of accidents arising out of any one event, with respect to each Aircraft. Any such liability insurance policy shall not contain a provision for deductible or self-insurance amounts. In any event all such policies shall be (A) in amounts which are not less than the public liability and property damage insurance applicable to similar aircraft and engines which may at any time during the Term hereof comprise the Lessee's fleet on which the Lessee carries insurance; and (B) maintained in effect with insurers of recognized reputation and responsibility, reasonably satisfactory to the Lessor. Any policies of insurance carried in accordance with this Section 12.01 and any policies taken out in substitution or replacement of any of such policies: (1) shall name the Lessor as owner and as additional insured; (2) shall provide that in respect of the interest of the Lessor such policies of insurance shall not be invalidated by any action or inaction of the Lessee and shall insure Lessor

                                      12-1
regardless of any breach or violation of any warranty, declarations or conditions contained in such policies by the Lessee; and (3) shall provide that if the insurers cancel such insurance for any reason whatever, or the same is allowed to lapse for nonpayment of premium, or if there is any material change in policy terms or conditions, such cancellation, lapse or change shall not be effective for thirty (30) days after receipt by the Lessor of written notice by such insurers to the Lessor of such cancellation, lapse or change. Each liability policy (i) shall be primary without right of contribution from any insurance which is carried by the Lessor, (ii) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured, and (iii) shall waive any rights of set-off, counterclaim or other deduction against each named insured. The Lessee shall arrange for evidence of appropriate coverage as to each Aircraft and as to the satisfaction of the requirements set forth above in this Section 12.01 to be furnished to the Lessor on or before the Delivery Date for each Aircraft by Lessee's insurance broker.

     12.02. INSURANCE AGAINST LOSS OR DAMAGE TO THE AIRCRAFT. The Lessee shall maintain in effect, at its own expense, with insurers of recognized reputation and responsibility reasonably satisfactory to the Lessor: (A) all-risk ground and

                                      12-2
flight aircraft hull insurance covering the Aircraft; (B) fire, transit and extended coverage with respect to any Engines or Parts while removed from an Aircraft; (C) at the request of Lessor, hijacking (air piracy) insurance reasonably satisfactory to Lessor; and (D) at the request of Lessor, war risk, governmental confiscation and expropriation and related insurance, but only to the extent (i) such insurance is maintained by Lessee with respect to other aircraft operated by Lessee on the same routes as the Aircraft, or (ii) the custom in the United States airline industry is to carry such insurance with respect to aircraft operated on the same routes as the Aircraft.

         All such insurance shall be in full force and effect throughout any geographical areas at any time traversed by the Aircraft, shall be payable in dollars in the United States and be in substantially the amount usually carried by corporations engaged in the same or similar business and similarly situated with the Lessee; PROVIDED that all such insurance for each Aircraft shall during the Term hereof be for an amount not less than the Stipulated Loss Value for such Aircraft. Any hull insurance carried in accordance with this Section 12.02 may contain a provision for a deductible amount not to exceed, per occurrence, $50,000. Any policies carried in accordance with this Section 12.02 covering the Aircraft and any policies taken out in substitution or replacement for any such policies: (1) shall name the Lessor as owner and as additional insured or loss payee, as appropriate; (2) shall be made payable to all insureds as their

                                      12-3
respective interests may appear; (3) shall provide that if such insurance is cancelled or materially changed for any reason whatever, or the same is allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective as to the Lessor for thirty (30) days after receipt by the Lessor of written notice by such insurers of such cancellation or lapse or material change in policy terms and conditions (other than war risk insurance, in which case seven days' notice shall be given); (4) shall provide that losses shall be adjusted with the Lessor and Lessee as their interests may appear and be payable to Lessor in the event of any damage or loss resulting in a payment, for any one occurrence, in excess of $250,000; (5) shall provide that in respect of the interest of the Lessor in such policies the insurance shall not be invalidated by any action or inaction of the Lessee or any other person and shall insure the Lessor regardless of any breach or violation of any warranties, declarations or conditions contained in such policies by the Lessee or any other person; (6) shall waive any right of set-off, counterclaim or other deduction against each named insured; and (7) shall contain such other customary provisions as Lessor may reasonably require. The Lessee shall arrange for evidence of appropriate coverage for each Aircraft and to the satisfaction of the requirements set forth above to be given to the Lessor on or before the Delivery Date for each Aircraft by its insurance broker.

                                      12-4

     12.03. APPLICATION OF PROCEEDS IN AN EVENT OF LOSS. Provided no Default or Event of Default shall exist, it is agreed that all insurance payments received as the result of the occurrence of an Event of Loss with respect to an Airframe and installed Engines or any Engine will be applied as follows:

          (A) So much of such payments as shall not exceed the amount required to be paid by the Lessee pursuant to Section 11.01 shall to applied in reduction of the Lessee's obligation to pay such amount if not already paid by the Lessee or, if already paid by the Lessee, shall be applied to reimburse the Lessee for its payment of such amount, and the balance, if any, of such payment remaining thereafter will be paid over to, or retained by, the Lessee; and

          (B) If such payments are received with respect to an Engine under the circumstances contemplated by Section 11.02, such payments shall be paid over to, or retained by, the Lessee, PROVIDED that the Lessee shall have fully performed the terms of Section 11.02 with respect to the Event of Loss for which such payments are made.

          Any amount referred to in clause (A) or (B) above which is payable to Lessee shall not be paid to the Lessee if at the time of such payment a Default or an Event of Default shall have occurred and be continuing, but shall be held by the Lessor as security for the obligations of Lessee under this Lease and such amount shall be paid to Lessee at such time as there no longer exists any Default or Event of Default.

                                      12-5

     12.04. APPLICATION OF PROCEEDS IN THE ABSENCE OF AN EVENT OF LOSS. As between Lessor and Lessee, the insurance payments of any property damage loss to an Airframe or any Engine not constituting an Event of Loss with respect thereto will be applied (or advanced as may be required by the repair facility) in payment for repairs or for replacement property in accordance with the terms of Articles 6 and 9, if not already paid for by the Lessee (or to reimburse the Lessee for such repairs or replacements already paid for by the Lessee), and any balance remaining after compliance with such Articles with respect to such loss shall be paid to the Lessee. Any amount referred to in the preceding sentence which is payable to Lessee shall not be paid to the Lessee if at the time of such payment Lessee shall not be current in its payment of Rent hereunder, but shall be held by the Lessor as security for the obligations of Lessee under this Lease and such amount shall be paid to Lessee at such time as Lessor has received all Rent then due.

     12.05. REPORTS, ETC. On the Delivery Date for each Aircraft and annually on the anniversary date thereof, the Lessee shall furnish to the Lessor a report from the Lessee's insurance broker describing in reasonable detail the insurance then carried and maintained on the Aircraft, certifying that such insurance complies with the terms hereof and stating the opinion of such broker that such insurance is adequate for the protection of the interests of the Lessor and the Lessee in accordance with the terms hereof. The Lessee will advise the Lessor in writing promptly of any default in the payment of any premium and of any

                                      12-6
other act or omission on the part of the Lessee which might invalidate or render unenforceable, in whole or in part, any insurance on an Aircraft. In the event that the Lessee shall fail to maintain insurance as herein provided, the Lessor may at its sole option provide such insurance and, in such event, the Lessee shall thereupon reimburse the Lessor, as Supplemental Rent, for the cost thereof; PROVIDED, HOWEVER, that no exercise by the Lessor of said option shall affect the provisions of this Lease, including the provisions that failure by the Lessee to maintain the prescribed insurance shall constitute an Event of Default.

     12.06. ENDORSEMENTS. All policies of insurance required by this Lease shall be in form and substance acceptable to Lessor.

     12.07. LESSOR'S ADDITIONAL INSURANCE. The Lessor may at its option and at its sole expense carry insurance covering its interest in the Aircraft, in addition to that required to be provided and maintained by the Lessee pursuant to this Article 12, PROVIDED that no such insurance shall have the effect of suspending, impairing, defeating, invalidating or rendering unenforceable or reducing, in whole or part, the coverage of or the proceeds payable under any insurance required to be provided and maintained by the Lessee pursuant to this
Article 12.

                                      12-7

                                   ARTICLE 13

                             GENERAL INDEMNIFICATION

     13.01. The Lessee agrees to assume liability for, and does hereby indemnify, protect, save and keep harmless the Lessor and its successors, assigns, agents and servants from and against any and all claims, damages, losses, liabilities (including, but not limited to, any claim or liability for strict liability in tort or otherwise imposed including, without limitation, liability arising under any applicable environment or noise or pollution control statute, rule or regulation), obligations, demands, suits, penalties, judgments or causes of action and all legal proceedings, whether civil or criminal, penalties, fines and other sanctions, and any costs and expenses in connection therewith including, without limitation, legal fees and, expenses of whatever kind and nature (whether or not also indemnified against by any other person under any other document), which may result from or grow or arise in any manner out of the condition, ownership, manufacture, construction, design (including, without limitation, latent and other defects whether or not discoverable by Lessee or Lessor and any claim for patent, trademark or copyright infringement), acceptance, non-acceptance, rejection, delivery, lease, possession, return, disposition, use or operation (in each and every case) of the Aircraft or any Item of Equipment either in the air or on the

                                      13-1
ground (except claims arising out of the gross negligence or willful misconduct of the Lessor or its successors or assigns), or arising from the material or any article used therein or from the design, testing or use thereof or from any maintenance, service, repair, overhaul or testing of the Aircraft or any Item regardless of when such defect shall be discovered, whether or not such Aircraft or any Item is at the time in the possession of the Lessee and whether it is in the United States of America or any other country. The indemnities contained in this Section shall continue in full force and effect notwithstanding the assignment, expiration or other termination of this Lease.

     13.02. The Lessee hereby waives and releases any claim now or hereafter existing against the Lessor and its successors or assigns-agents and servants on account of any and all claims, demands, suits, judgments or causes of action for or on account of or arising or in any way connected with injury to or death of personnel of the Lessee or loss or damage to property of the Lessee or the loss of use of any property which may result from or grow or arise in any manner out of the condition, use or operation of the Aircraft or any Item, either in the air or on the ground during the Term hereof, or which may be caused during the Term hereof by any defect (whether

                                      13-2
latent or patent) in the Aircraft or any Item from the material or, any article used therein or from the design, testing or use thereof or from any maintenance, service, repair, overhaul or testing of the Aircraft or any Item regardless of when such defect shall be discovered, whether or not such Aircraft or any Item is at the time in the possession of the Lessee and whether it is in the United States of America or any other country.

     13.03. The Lessee further agrees that, with respect to any payment or indemnity hereunder, such payment or indemnity shall include any amount necessary to hold the recipient of the indemnity harmless on an after-tax basis from all taxes required to be paid (or which would have been required to he paid by Lessor with respect to such payment or indemnity had Lessor had sufficient gross income within the meaning of Section 61 of the Code actually to pay tax at the highest marginal rate) by such recipient with respect to such payment or indemnity under the laws of any Federal, state or local government or taxing authority in the United States, or under the laws of any taxing authority or governmental subdivision of a foreign country; PROVIDED that, if any recipient of a payment or indemnity realizes a tax benefit by reason of such payment or indemnity (whether such tax benefit shall be by means of a depreciation deduction or otherwise), such recipient shall pay the Lessee an amount equal to the sum of such tax benefit plus any tax benefit realized as the result of any payment made pursuant to this proviso, when, as, if and

                                      13-3
to the extent realized; but not before the Lessee shall have made all payments or indemnities to such recipient with respect to such loss pursuant to the provisions of this Article 13. Each such recipient shall in good faith use reasonable efforts in filing its tax returns and in dealing with taxing authorities to seek and claim any such tax benefit.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                      13-4

                                           ARTICLE 14

                                      LIENS

     The Lessee shall not, directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to any Item of Equipment or title thereto or any interest therein, or in this Lease, except (i) the respective rights of the Lessor and the Lessee as herein provided; (ii) Liens which result from the Lessor's own acts or from claims against the Lessor not to be paid or indemnified against by the Lessee hereunder; (iii) Liens for taxes either not yet due or being contested in accordance with Article 10 hereof; and (iv) inchoate materialmen's, mechanics', workmen's, repairmen's, employees' or other like liens arising in the ordinary course of business and for amounts the payment of which is either not yet delinquent or is being contested in good faith (and for the payment of which adequate reserves have been provided) by appropriate proceedings so long as such proceedings do not involve any danger of sale, forfeiture or loss of any Item of Equipment or any interest therein. The. Lessee shall promptly, at its own expense, take such action as may be necessary to duly discharge any such Lien not excepted above if the same shall arise at any time with respect to an Item of Equipment leased hereunder.

                                      14-1

                                   ARTICLE 15

                       RECORDATION AND FURTHER ASSURANCES

     15.01. The Lessee shall, at its expense, cause this Lease, all Exhibits hereto, the Lease Supplements and any and all additional instruments which shall be executed pursuant to the terms hereof so far as permitted by applicable law or regulations, to be kept, filed and recorded and to be re-executed, refiled, and re-recorded at all times in the office of the Aeronautics Authority, pursuant to the Federal Aviation Act, and in such other places or with such other governmental authorities as the Lessor may reasonably request to perfect and preserve the Lessor's rights hereunder, and the Lessee shall, as may be reasonably requested by the Lessor, furnish to the Lessor an opinion of counsel or other evidence satisfactory to the Lessor of each such filing or refiling and recordation or re-recordation.

     15.02. Without limiting the foregoing, the Lessee shall do or cause to be done, at the. Lessee's cost and expense, any and all acts and things which may be required under the terms of the Convention for the International Recognition of Rights in Aircraft, signed (ad referendum) at Geneva, Switzerland, on June 19, 1948, to perfect and preserve the Lessor's interest in and to the Aircraft within the jurisdiction of any signatory State which

                                      15-1
has ratified said Convention and in the territory of which the Lessee may operate the Aircraft as the Lessor may reasonably request. The Lessee shall also do or cause to be done, at its own expense, any and all acts and things which may be required under the terms of any other agreement, treaty, convention, pact or by any practice, custom, or understanding recognized as having wide application or control involving any jurisdiction in which the Lessee may operate, or any and all other acts and things which the Lessor may reasonably request and which are necessary, to perfect and preserve the rights of the Lessor hereunder, in and to any Item of Equipment, within any such jurisdiction.

     15.03. In addition, the Lessee will promptly and duly execute and deliver to the Lessor such further documents and assurances and take such further action as the Lessor may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of the Lessor hereunder, including, without limitation, if requested by the Lessor, at the expense of the Lessee, the execution and delivery of supplements or amendments hereto, in recordable form, subjecting to this Lease any replacement or substituted engine and the recording or filing of counterparts hereof, or of financing statements with respect hereto, in accordance with the laws of such jurisdictions as the Lessor may reasonably deem advisable.

                                      15-2

                                   ARTICLE 16

                         RETURN OF AIRCRAFT AND RECORDS

     16.01. RETURN. At the expiration of the Term for an Aircraft or upon the termination of this Lease pursuant to Article 18, the Lessee, at its own expense, shall return the Aircraft to the Jamestown, New York airport. As requested by Lessor, Lessee shall at Lessee's expense ferry the Aircraft to the Lessor at such location within the continental United States as may be designated in writing by the Lessor. At the time of such return, the Airframe shall have installed thereon two Engines, or improved model engines owned by the Lessee suitable for installation and use on the Airframe. Lessee shall not be relieved of any of its duties, obligations, covenants or agreements under this Lease (including, without limitation, its obligation to pay Basic Rent) prior to the return of the Aircraft in the manner and condition required with respect to such return. The Aircraft, upon redelivery pursuant hereto, (i) shall be duly certified by the Aeronautics Authority as an airworthy aircraft, (ii) shall be free and clear of all liens, charges and encumbrances of every nature and description whatever ("Liens"), other than this Lease and any Liens created or granted by Lessor with respect to Lessor's purchase or financing of the Aircraft or resulting from claims against Lessor not related to Lessor's ownership of the Aircraft (such permitted liens collectively referred to as "Lessor's Liens"),
(iii) shall be in the same operating

                                      16-1
condition, ordinary wear and tear excepted, as when delivered to Lessee hereunder and (iv) shall satisfy all the following conditions:

1.  CERTIFICATION

     The Aircraft shall have a valid Certificate of Airworthiness issued by the U.S. FAA and shall have been continuously and currently maintained in compliance with the requirements of the Airframe and Engine manufacturers' approved maintenance programs or the Lessee's FAA approved maintenance program for Airframe, Engines and Parts.

2.  OVERHAUL AND REPAIR

     All Parts and Engines shall be documented to have been repaired or overhauled by certified U.S. FAA repair stations or by those approved by the U.S. FAA through reciprocal agreements.

     All overhaul and repair procedures shall be further verified to meet all U.S. FAA requirements for quality and documentation necessary to enable immediate transferal to operation within the continental limits of the United States under Federal Aviation Regulation Part 121.

                                      16-2

3.  REPAIRS

     The Lessee shall ensure that all major repairs performed since the Delivery Date and which still are in existence on the Aircraft are in conformity with the manufacturer's Structural Repair Manual (SRM) and have or are immediately eligible to receive U.S. FAA approval, if so required by Lessor. All such repairs shall be accompanied by all data and documentation necessary to substantiate their certification and approval, as required by Lessor.

4.  MODIFICATIONS

     All modifications performed since the Delivery Date which deviate from the certified configuration and which are still in existence on the Aircraft shall have U.S. FAA approval or certification or be removed by Lessee unless otherwise deemed acceptable in writing by Lessor in its sole discretion. All such modifications shall be accompanied by complete data and documentation necessary to substantiate their certification and approval.

5.  AIRWORTHINESS DIRECTIVES

     All U.S. FAA Airworthiness Directives and amendments or changes to the Federal Aviation Regulations applicable to the Aircraft, Engines, or Parts shall have been accomplished in compliance with the issuing agency's specific instructions.

                                      16-3

     Airworthiness Directives which allow temporary compliance by inspection, but require terminating compliance within the next year following return shall have such terminating compliance complete.

6.  RECORDS

     All records necessary and required by the U.S. FAA to certify and place the Aircraft on an FAA approved maintenance program shall be delivered with the Aircraft. If hard, non-computerized, copies of maintenance records are not available, then the Lessee shall take action with pertinent regulatory agencies to ensure that the Lessor and the U.S. FAA are provided with all requested guarantees of methods of compliance, component overhaul and management, scheduling, quality control, serial number verification, etc. These records shall be all inclusive to the Airframe, Engines and Parts, and as a minimum, extend to include all activities associated with each of the last completed maintenance checks, repairs, scheduled inspections and functional tests, and overhauls performed to the Lessee's approved maintenance programs.

     All Parts identified with safe life limits shall be identified with their service histories, accumulated cycles or flight hours as applicable and remaining service lives on a separate listing.

                                      16-4

     All components and assemblies which are identified on the maintenance records by part numbers and serial numbers other than the manufacturers' shall be provided with interchange or cross reference listing necessary to establish complete traceability.

     All documentation, flight, and maintenance records as specified by U.S. Federal Aviation Regulations 91.173, 91.174, and each paragraph of 121.380 which normally accompany the transferal of an aircraft which has been operating in regulated commercial air service, shall be delivered to the Lessor with the Aircraft.

     In the event of missing, incomplete, or unacceptable records, the Lessee shall re-accomplish the tasks necessary to produce such records in accordance with its approved maintenance programs prior to delivery of the Aircraft.

     All documentation and records shall be made available to the Lessor for review at a central location a minimum of fifteen Business Days prior to the required date of Aircraft delivery to the Lessor.

                                      16-5

7.  SCHEDULED MAINTENANCE - AIRFRAME

     The Lessee will be responsible for ensuring that the Aircraft meets the following conditions to facilitate transference of the Certificate of Airworthiness and establish a maintenance halftime Aircraft.


     C Check: The Aircraft shall have completed a full C Check per the Lessee's approved maintenance, program within thirty (30) days prior to delivery.

     Structure      The Aircraft shall not have accumulated more than one-half (1/2)
     Program:       time until the next scheduled structural program inspection.

                    In the event that this check is performed in phases in conjunction with the C Check, the current phase shall be performed with the required return condition C Check.

     Airworthiness  All airworthiness limitations checks shall  be current.
     Limitations:

     In the event that scheduled intervals change during the term of the Lease, the Lessee shall insure that all major checks under Lessee's approved maintenance program, structural inspection program, heavy maintenance visit, or other designators current at the time of return to the Lessor are in a minimum one-half time condition.

8.  SCHEDULED MAINTENANCE - ENGINES

     For the purpose of this Section, time remaining, with respect to any Engine, shall mean the number of hours remaining before it shall be necessary to replace any life-limited component contained in such Engine.

                                      16-6

     Each Engine shall have an aggregate of not less than one-half (1/2) time remaining on all time/cycle limited components combined, based on the manufacturer's recommended maintenance schedule at the time of return and each Engine shall have not less than one-half (1/2) time/cycles remaining, based on the first limiting item, to the next scheduled shop visit for inspection or replacement of Engine components necessitated by the Lessee's maintenance program, overhaul schedule, General Electric life limits, airworthiness directives, hot section inspections, FOD, compulsory regulations, etc.

9.  SCHEDULED MAINTENANCE - COMPONENTS

     All cycle/hour/calendar controlled components installed on the Aircraft shall be in a one-half time condition.

10. SAFE LIFE LIMITS

     All parts, components and assemblies identified with safe life limits shall have a minimum of one-half of their scheduled lives remaining.

11. SCHEDULED MAINTENANCE - OTHER CHECKS

     Any scheduled maintenance or inspections, in addition to those specified in items 7, 8, 9 and 10 shall have a minimum of one-half of their scheduled times remaining; e.g., unequally loaded phase checks, airworthiness limitations, corrosion control program, etc.

                                      16-7

12. DEFERRED MAINTENANCE

     There shall be no open, outstanding, or deferred maintenance items, scheduled or unscheduled, against the Aircraft including those identified in pre-delivery inspections or test flights.

13. CORROSION

     The Lessee shall maintain corrosion control through its approved maintenance program and provide a summary of specific corrosion correction of the Aircraft.

     There shall be no untreated or uncorrected corrosion remaining on the Aircraft including within the fuel tanks.

14. PRE-RETURN INSPECTIONS

     The Lessor shall be permitted to perform a minimum of two physical inspections of the Aircraft exclusive of test flights. One inspection will be performed immediately prior to return. The Aircraft interior, exterior, wheel wells and wing spar areas shall be thoroughly cleaned to normal airline maintenance standards prior to the inspection. The inspection shall include, but not be limited to, ground evaluation and system functional tests including engine runs if deemed necessary by the Lessor.

     In addition, one inspection shall be permitted during the maintenance check which precedes return.

                                      16-8

15. ACCEPTANCE FLIGHT

     The Lessee shall provide for acceptance flights as necessary to demonstrate the airworthiness of the Aircraft and the proper functioning of all systems and components.

16. AIRCRAFT PHYSICAL CONDITION

     The Aircraft shall be complete and function and perform in accordance with the manufacturers' specifications.

     Discrepancies noted during the pre-return inspections and acceptance flights shall be corrected in accordance with the manufacturers' manuals.

17. GENERAL APPEARANCE

     The Aircraft shall be clean, cosmetically acceptable, interior complete and prepared to place into U.S. scheduled revenue airline operations.

     16.02. EQUIVALENCY CHARGE. In the event that any of the Engines does not meet the conditions set forth in Clause 8 of Section 16.01 above, Lessee shall pay Lessor an amount for each such Engine equal to the product of (1) the ratio that the time (or cycles) accumulated since allowable time (or cycles) bears to the time (or cycles) allowable, and (2) the then current rates charged by Lessee's Aeronautics Authority approved engine repair contractor for such maintenance.

                                      16-9

     16.03. MANUALS. Upon the return of the Aircraft, in accordance with this
Article 16, Lessee shall deliver to Lessor all logs, manuals, certificates and data, and inspection, modification and overhaul records required to be maintained with respect to the Aircraft under applicable rules and regulations of the Aeronautics Authority. All such records shall be made available to Lessor for review a minimum of seven (7) days prior to the agreed date of return. In the event logs are missing or incomplete, Lessor shall have the right to cause the logs to be reconstructed at the expense of Lessee.

     16.04. MAINTENANCE AT LESSOR'S REQUEST. Upon receipt of written notice from the Lessor not less than 60 (nor more than 120) days prior to any expiration or termination of this Lease as to an Aircraft, the Lessee agrees to perform maintenance to the Airframe and/or the Engines for such Aircraft. Such maintenance shall be done in the same manner and with the same care as used by the Lessee with similar airframes and engines of its own and shall be completed as promptly as possible after any such termination of this Lease as to such Airframe or Engines, and the Lessor shall reimburse the Lessee in an amount equal to (1) the lesser of (x) the sum of the Lessee's direct costs for materials plus the Lessee's direct labor costs incurred in connection with such maintenance, or (y) the Lessee's standard contract rates, if any, therefor, or
(2) if such maintenance is performed by someone other than the Lessee, the actual amount paid therefor by the Lessee.

                                      16-10

     16.05. ENGINES. In the event any engine not owned by the Lessor shall be returned with the Airframe, such engine shall be of the same or improved model as the Engines and suitable for installation and use on the Airframe and shall have a value and utility at least equal to, and be in as good an operating condition as, such Engines, assuming such Engines were in the condition and repair as required by the terms hereof immediately prior to such termination, and the Lessee will, at its own expense and concurrently with such return, furnish the Lessor with a bill of sale, in form and substance satisfactory to the Lessor, with respect to each such engine together with evidence of the Lessee's title to such engine (including, if requested, an opinion of the Lessee's counsel) and shall take such other action as the Lessor may reasonably request in order that such engine shall be duly and properly titled in the name of Lessor, and upon passage of title to such engine to the Lessor, such engine shall be deemed to be an Engine for all purposes of this Lease. Upon full compliance with the terms of this Section, the Lessor will transfer to the Lessee the Lessor's interest in any Engine replaced by an engine pursuant to the preceding sentence without any representation, warranty or recourse of any kind whatsoever, express or implied.

     16.06. STORAGE. Upon any expiration or termination of this Lease for an Aircraft, at the written request of the Lessor, the Lessee will arrange, or will cause to be arranged, storage facilities for the Aircraft at the Lessee's facilities for a period not exceeding 30 days without charge to the Lessor. The Lessee will maintain in effect during such storage periods insurance covering the Aircraft pursuant to Section 12.02 hereof

                                      16-11
to the extent such insurance is available at reasonable commercial rate and in such amounts and against such risks as would be customarily carried in similar circumstances by a reasonably prudent lessor, with such insurance being paid for by Lessor.

     16.07. SPECIAL MARKINGS. 'Upon the termination or expiration of this Lease for an Aircraft, the Lessee shall, at its cost, remove from the exterior of the Aircraft all insignias and other distinctive markings. This provision shall not require the Lessee to strip the paint off the Aircraft or require the Lessee, to repaint the Aircraft.

     16.08. SURVIVAL. The provisions of this Article 16 shall survive the expiration or other termination of this Lease and the return of the Aircraft.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      16-12

                                   ARTICLE 17

                                EVENTS OF DEFAULT

     The following events shall constitute Events of Default (whether such events shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) Lessee Fails to make any payment of Basic Rent within five (5) days of the date due or, after Lessor gives written notice to Lessee that Supplemental Rent is due, fails to make any payment of Supplemental Rent to the Lessor when due under this Lease, and such failure to pay Supplemental Rent continues for a period of five (5) days; or

     (b) Lessee fails to procure and maintain any insurance required by Article 12 hereof; or

     (c) Lessee fails to perform or observe any of the covenants, conditions or agreements to be performed or observed by it under Sections 6.01, 6.02, 6.03, 6.04, 8.01(a) or 8.04 hereof; or

                                      17-1

     (d) Lessee fails to perform or observe in any material respect any other of the covenants, conditions, or agreements to be performed or observed by it hereunder and such failure continues for a period of thirty (30) days after written notice thereof from the Lessor to the Lessee; or

     (e) Any representation or warranty made by the Lessee herein or in any document or certificate furnished the Lessor in connection herewith or pursuant hereto proves to be incorrect in any material respect; or

     (f) Any obligation of the Lessee for the payment of borrowed money in excess of $500,000 (with respect to either principal or interest), or payment of the deferred purchase price of any property, or payment of any obligation under any lease of aircraft or aircraft-related equipment shall not be paid within 45 days of when the same becomes due whether by acceleration or otherwise after expiration of any applicable grace period or extension thereof, or the Lessee fails to perform or observe in any material respect any other provision (unless such provision has been waived) in any such obligation or in any agreement securing or relating to such obligation, and the effect of such failure is to cause such obligation to become due prior to its stated maturity; or

                                      17-2

     (g) Lessee consents to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property, or Lessee admits in writing its inability to pay its debts generally as they become due, or makes a general assignment for the benefit of creditors, or Lessee files a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against the Lessee in any such proceeding, or Lessee by voluntary petition, answer or consent seeks relief under the provisions of any other now existing or future bankruptcy or other similar law providing for the reorganization or winding-up of corporations, or providing for an agreement, composition, extension or adjustment with its creditors; or

     (h) An order, judgment or decree is entered in any proceedings by any court of competent jurisdiction appointing, with or without the consent of the Lessee, a receiver, trustee or liquidator of the Lessee or of any substantial part of its property, or any substantial part of the property of the Lessee is sequestered, and any such order, judgment or decree of appointment or sequestration remains in force undismissed, unstayed or unvacated for a period of thirty (30) days after the date of entry thereof; or

                                      17-3

     (i) A petition against the Lessee in a proceeding under the bankruptcy laws or other insolvency laws (as now or hereafter in effect) is filed, and any decree or order adjudging the Lessee a bankrupt or insolvent in such proceeding remains in force undismissed or unstayed for a period of thirty
   (30) days after such adjudication or, in case the approval of such petition by a court of competent jurisdiction is required, the petition as filed or amended shall be approved by such a court as properly filed and such approval shall not be withdrawn or the proceeding dismissed within thirty (30) days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Lessee, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Lessee or of any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of thirty (30) days; or

     (j) The Lessee voluntarily suspends all or substantially all of its commercial airline operations or the franchises, concessions, permits, rights or privileges required for the conduct of the business and operations of the Lessee are revoked, cancelled or otherwise terminated or the free and continued use and exercise thereof is curtailed or prevented, and as a result thereof the

                                      17-4
   preponderant business activity of the Lessee ceases to be that of a commercial airline; or

     (k) Judgment for the payment of money in excess of $100,000 is rendered against the Lessee and the same shall remain undischarged for a period of forty-five (45) days during which execution of such judgment shall not be effectively stayed, or an attachment or other Lien shall be issued against any of the property of Lessee for an amount in excess of $100,000 and shall remain undischarged or unbonded for forty-five (45) days.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      17-5

                                   ARTICLE 18

                                    REMEDIES

     Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, the Lessor may, at its option, declare this Lease to be in default and at any time thereafter, so long as the Lessee shall not have remedied all outstanding Events of Default, the Lessor may exercise one or more of the following remedies with respect to all or any part of any Aircraft, Airframe or any Engine as the Lessor, in its sole discretion, shall elect, to the extent available and permitted by applicable law then in effect:

     18.01. Terminate this Lease and demand that the Lessee, and the Lessee shal1 upon the written demand of the Lessor and at the Lessee's expense, forthwith return the Aircraft and all Items of Equipment to the Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Article 16 hereof as if such Aircraft and Items were being returned at the end of the Term; or the Lessor, at its option and to the extent permitted by applicable law, may enter upon the premises where any Airframe, any Engine or any Item of Equipment is located and take immediate possession of and remove the same by summary proceedings or otherwise, all without liability accruing to the Lessor for or by reason of

                                      18-1
such entry or taking of possession whether for the restoration of damage to property caused by such taking or otherwise.

     18.02. Sell or cause to be sold any Airframe, any Engine or any Item of Equipment at public or private sale, as the Lessor may determine, or otherwise dispose of, hold use, operate, lease to others or keep idle the Aircraft or any Item of Equipment as the Lessor in its sole discretion may determine, all free and clear of any rights of the Lessee.

     18.03. Whether or not the Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under Section 18.01 or 18.02 above with respect to the Aircraft or any Item, the Lessor, by written notice to the Lessee specifying a payment date not earlier than ten (10) days from such written notice, may demand that the Lessee pay to the Lessor and the Lessee shall pay to the Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent for the Item due for periods commencing on or after the date specified for payment in such notice), any unpaid Basic Rent for the Item due for periods prior to the payment date specified in such notice plus whichever of the following amounts the Lessor, in its sole discretion, shall specify in such notice: (A) an amount equal to the excess, if any, of the

                                      18-2
present worth of the aggregate unpaid Rent due under this Lease for such Item discounted at the rate of seven percent (7%) per annum to the date specified in said notice over the aggregate fair market rental value (computed as hereafter in this Article provided) of such Item for the remainder of the Term for such Item after discounting such fair market rental value to present worth as of the payment date specified in such notice at the rate of seven percent (7%) per annum; or (B) an amount equal to the excess, if any, of the Stipulated Loss Value for such Item computed as of the date specified for payment in such notice over the fair market sales value (computed as hereafter in this Article provided) as of the date specified in the notice. The amount specified in said notice shall bear interest at the Incentive Rate from the payment date specified in said notice until receipt of payment by the Lessor.

     18.04. In the event the Lessor, pursuant to Section 18.02 above, shall have sold or caused to have sold, any Item, the Lessor in lieu of exercising its rights under Section 18.03 above with respect to such Item, may, if it shall so elect, demand that the Lessee pay the Lessor and the Lessee shall pay to the Lessor, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent for such Item due after such sale occurs), any unpaid Basic Rent for such Item due for periods up to the time of sale plus the amount by which the Stipulated Loss Value of such Item computed as of the date of such sale exceeds the net cash proceeds (after deduction of all fees and expenses) of such sale,

                                      18-3
together with interest at the Incentive Rate on the sum of such excess and such unpaid Rent from date of sale to the date such payment is received by the Lessor.

     18.05. Proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Lessee of the applicable covenants of this Lease and to recover damages for the breach thereof, or to rescind this Lease as to any Item.

     18.06. In addition, the Lessee shall be liable, except as otherwise provided above, for any and all unpaid Rent due hereunder before or during the exercise of any of the foregoing remedies and for all legal fees and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of the Lessor's remedies with respect thereto, including without limitation all costs and expenses incurred in connection with the return of any
Item in accordance with the terms of Article 16 hereof or in placing such Item in the condition and with airworthiness certificates as required by said Article.

     18.07. For the purpose of Section 18.03 above, the "fair market rental value" or the "fair market sales value" of any Item shall be as specified in an appraisal by a recognized independent aircraft appraiser, chosen by the Lessor, who shall determine such value(s) on the basis of the lesser of the

                                      18-4
actual location and condition of the Item or the location and condition required upon the return thereof pursuant to this Lease. At any sale of any Item pursuant to this Article 18, Lessor, or any assignee, successor or affiliate of Lessor, may bid for and purchase such property.

     18.08. Except as otherwise expressly provided above, no remedy referred to in this Article is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to the Lessor at law or in equity; and the exercise or beginning of exercise by the Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by the Lessor of any or all of such other remedies. No express or implied waiver by the Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or further Event of Default. To the extent permitted by applicable law, Lessee hereby waives any and all rights to notice and to a judicial hearing with respect to the repossession of any Item by the Lessor in the event of a Default by the Lessee and agrees that, except as provided in this Article 18, any financing profit or savings accruing to the Lessor by virtue of the Lessee's Default and subsequent sale, reletting or award shall in no way reduce, offset or mitigate the damages for which the Lessee is liable hereunder.

                                      18-5

     18.09. To the extent consistent with the provisions of 11 U.S.C. Section 1110 or any corresponding provisions of subsequent law, it is expressly agreed and provided that the title of the Lessor to the Aircraft and any right of the Lessor to take possession of the Aircraft in compliance with the provisions hereof shall not be hindered by the provisions of Chapter 11 or corresponding provisions of Title 11 U.S.C. as amended from time to time.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      18-6

                                   ARTICLE 19

                                  MISCELLANEOUS

     19.01. CONSTRUCTION AND APPLICABLE LAW. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by a written instrument signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. This Lease shall constitute an agreement of lease, and nothing herein shall be construed as conveying to the Lessee any right, title or interest in any Item of Equipment except as a lessee only. The captions in this Lease are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. This Lease is being delivered in the State of New York and shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance. This Lease shall be effective for all purposes as of the date first above written.

                                      19-1

     19.02. NOTICES. All notices provided for herein shall be in writing and shall be deemed to have been given (unless otherwise required by the specific provisions hereof in respect of any matter) when delivered personally or after being deposited in the United States mail, certified (return receipt requested), postage prepaid, addressed as follows and received, as evidenced by the signature of the addressee on the return receipt therefor:

         If to the Lessee:     Chautauqua Airlines, Inc.
                               Road 1 Airport Drive
                               Jamestown, New York 14701

                               Attn: President

         If to the Lessor:     McDonnell Douglas Finance Corporation
                               340 Golden Shore
                               Long Beach, CA 90802

                               Attn: Vice President-Domestic
                                     Airline Financing

or to any party at such other address as the party may designate by notice duly given in accordance with this Section.

     19.03. LESSOR'S RIGHT TO PERFORM FOR LESSEE. If the Lessee fails to make any payment of Rent required to be made by it hereunder or fails to perform or comply with any of its


                                      19-2
agreements contained herein or in related documents, the Lessor may itself make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the reasonable expenses of the Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Incentive Rate, shall be deemed Supplemental Rent, payable by the Lessee upon demand.

     19.04 COUNTERPARTS. This Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     19.05. QUIET ENJOYMENT. The Lessor covenants that if, and as long as, the Lessee keeps and performs each and every covenant and agreement to be performed or observed by it hereunder, the Lessee shall quietly enjoy the Aircraft without hindrance or disturbance by the Lessor or by any other person lawfully claiming the Aircraft through the Lessor.

     19.06. LEGAL FEES AND OTHER EXPENSES. The Lessee shall pay or reimburse the Lessor for all out-of-pocket expenses incurred by the Lessor, including but not limited to, legal expenses, collection costs and reasonable attorneys' fees and accounting fees incurred by or on behalf of the Lessor in connection with (A)
Section 15 hereof, or (B) any Event of

                                      19-3

Default or the exercise of the Lessor's remedies with respect thereto, including all costs and expenses incurred in connection with the return of an Airframe. It is understood and agreed that in any litigated action, proceeding, controversy or dispute of any kind whatever in connection with the enforcement of rights under this Lease, the prevailing party shall be entitled to recover its expenses, including reasonable attorneys' fees, from the other party.

     19.07 ASSIGNMENT BY LESSOR. (a) Lessee acknowledges and agrees that Lessor shall have the absolute right to transfer or assign to any person, firm, corporation or other entity any or all of Lessor's rights, obligations, benefits and interests under this Lease, including, without limitation, the right to receive Rent or any other payment due under this Lease, the right to transfer or assign title to any Item or to transfer or assign the right to purchase any Item and the right to make all waivers and agreements, to give all notices, consents and releases, to take all action upon the occurrence of an Event of Default, or to do any and all other things which Lessor is or may become entitled to do under this Lease. Lessee acknowledges that, if Lessor should sell or transfer to a third party all of Lessor's interest under this Lease and in the Aircraft, Lessor shall thereupon be relieved of all of its obligations hereunder and Lessor's transferee shall succeed to all of Lessor's rights, interests and obligations under this

                                      19-4

Lease as though Lessor's transferee had been the initial lessor hereunder.

     (b) Without limiting the generality of paragraph (a), Lessee acknowledges and agrees that the terms and conditions of this Lease have been agreed to by Lessor in anticipation of its being able to assign its rights under and interests in this Lease and its rights in the Aircraft and/or its being able to grant a security interest in all or any of its rights and interest under this Lease and in the Aircraft or any Item to one or more lenders, to an agent or trustee representing such lenders, or to any other party having an interest in any Item or participation in the transaction which is the subject of this Lease, any or all of which may rely on and shall he entitled to the benefit of the provisions of this Section 19.07(b). Lessee shall, upon the reasonable written instruction of Lessor: (a) recognize any such assignment, (b) accept the directions or demands of such assignee (if such directions or demands would be permissible from Lessor under the terms of this Lease) in place of those of Lessor, (c) surrender any leased property only to such assignee, (d) pay all Rent payable hereunder and do any and all things required of Lessee hereunder, and not terminate this Lease, notwithstanding any default by Lessor or the existence of any other liability or obligation of any kind or character on the part of Lessor to Lessee whether or not arising hereunder, (e) not require any assignee of this Lease to

                                      19-5
perform any duty, covenant or condition required to be performed by Lessor under the terms of this Lease unless such assignee assumes all Lessor's interest in the Aircraft and this Lease, all rights of Lessee in any such connection aforesaid being hereby waived as to any and all such assignees (but not waived as to Lessor), and (f) execute any documents which Lessor may reasonably request in order to effectuate the foregoing.

     19.08. SURVIVAL. The representations, warranties, indemnities and agreements of the Lessee provided for in this Lease, and the Lessee's obligations under any and all provisions thereof, shall survive the expiration or other termination of this Lease to the extent required for full performance and satisfaction hereof.

     19.09. SUCCESSORS AND ASSIGNS. This Lease shall be binding on and shall inure to the benefit of Lessee, Lessee's permitted successors and assigns, Lessor and Lessor's successors and assigns.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      19-6

                                   ARTICLE 20

                                 PURCHASE OPTION

     20.1. PURCHASE OPTION. Provided no Event of Default shall have occurred and be continuing hereunder, Lessee, by irrevocable written notice delivered to Lessor not later than 180 days prior to the end of the Term, may, at the end of the Term, purchase the Aircraft for a purchase price in cash equal to the then fair market sales value of the Aircraft determined as hereinafter provided; provided that in no event shall the purchase price exceed fifty three percent (53%) of Lessor's Cost.

     The then fair market sales value for a purchase shall be determined by agreement between Lessor and Lessee, such determination to be based upon the assumption that the Aircraft is in at least as good a condition as required by the return conditions in Article 16 hereof. In the event Lessor and Lessee have not agreed on the fair market sales value of the Aircraft prior to 90 days before the expiration date of this Lease, the Lessor shall choose a recognized, independent aircraft appraisal company which it shall engage to determine the fair market sales value of the Aircraft, such appraisal to be binding on both parties and the cost of which is to be borne by Lessee.

                                      20-1

                                   ARTICLE 21

                   CHARACTERIZATION AS LEASE AND TAX INDEMNITY

     It is the intent of the parties that this Lease be a true lease and that Lessor shall at all times be considered the owner of the Items for purposes of all federal, state and local income or franchise taxes measured by net income, and that this Lease conveys no right, title or interest in the Items to Lessee, except as lessee. Lessee represents, warrants and covenants that neither it nor any person controlled by it, in control of it, or under common control with it, directly or indirectly, will at any time take any action or file any return or other document inconsistent with the foregoing and that each of such persons will file such returns, take such actions and execute such documents as may be reasonable and necessary to facilitate accomplishment of the intent hereof.

     21.01. TAX ASSUMPTIONS. The Lessor and the Lessee acknowledge that this Lease has been entered into on the assumption that (i) for Federal income tax purposes the Lease will be treated as a "true lease", (ii) for Federal income tax purposes Lessor will be allowed to deduct as accelerated cost recovery deductions under Section 168(b) of the Code commencing on the

                                      21-1

Delivery Date, with respect to each Item of Equipment, the Lessor's Cost over seven years based on the 200 percent declining balance method, switching to the straight-line method for the first taxable year of the Lessor for which using the straight-line method with respect to the adjusted basis of each Item of Equipment at the beginning of such year will yield a higher allowance and utilizing a salvage value of zero percent (0%); (iii) for Federal income tax purposes all items of income and deduction relating to the Items of Equipment will be treated as being from sources within the United States, and (iv) Lessee's payments of Basic Rent, with respect to each Item of Equipment, will constitute income to the Lessor, for Tax purposes, in the amounts and for the respective periods determined on the assumption that such amounts will be includable in Lessor's income, for Tax purposes, as they accrue under the Lease and that such amounts will be the only income to be realized by the Lessor, for Tax Purposes, from or with respect to each Item of Equipment or this Lease Agreement, except for indemnity payments made to Lessor pursuant to this Article and Articles 10 and 13 hereof. Such tax assumptions are hereinafter referred to as the "Tax Benefits".

                                      21-2

     21.02. TAX INDEMNITY. If for any taxable year of Lessor during which the Lease is in effect Lessor shall lose (upon audit, by being unable to claim, through recapture, or by not getting the benefit of, or otherwise) as a result of Lessee's action or failure to act, excluding actions or failures to act expressly required hereunder, all or any portion of any of the Tax Benefits, the Lessee shall pay to Lessor an amount which, after deduction of all taxes required to be paid (or which would have been required to be paid by Lessor had Lessor had sufficient gross income within the meaning of Section 61 of the Code, and the applicable state and local law, actually to pay tax) by Lessor in respect of the receipt of such sum under the laws of any Federal, state or local government or taxing authority in the United States (after giving credit for any savings in respect to any such taxes by reason of deductions, credits or allowances in respect of the payment or accrual of the amount indemnified against), shall be equal to the sum of any additional Federal, state or local income taxes payable by Lessor as a result of the loss of, such Tax Benefits (or which would have been required to be paid by Lessor for such loss of Tax Benefits had Lessor had sufficient gross income within the meaning of Section 61 of the Code, and the applicable state and local law, actually to pay tax or to derive the benefit of such credit or deduction), plus the amount of any interest, additions to tax (including, without limitation, an addition to tax by reason of any underpayments of any estimated taxes), fines or penalties which

                                      21-3
are payable by Lessor in connection with the loss of such Tax Benefits, PROVIDED that the Lessee shall not be required to make any of the foregoing indemnity payments to the extent the loss of the Tax Benefits is the result of:
(a) any event whereby Lessee is required by the terms of the Lease to pay, and shall have paid in full, the Stipulated Loss Value for the Item of Equipment with respect to which the loss of Tax Benefits arose; (b) Lessor's voluntarily or involuntarily transferring legal title to all or any part of the interest in such Item of Equipment unless such transfer occurs by reason of exercise of Lessor's remedies under the Lease upon an Event of Default; (c) the failure of Lessor to have sufficient liability for tax against which to apply any Tax Benefits which may be taken as a credit or to have sufficient gross income against which to apply any Tax Benefit which may be taken as a deduction (but only if and to the extent that such credit or deduction would not be lost if Lessor had sufficient liability for tax or sufficient gross income); (d) the failure of Lessor to claim any Tax Benefit in its income tax returns for the appropriate year or to follow proper procedure in claiming any Tax Benefit in such tax returns for such year, if such failure to claim or follow proper procedure shall preclude Lessor from claiming such Tax Benefit unless (i) such failure is due to the failure of Lessee to provide Lessor in a timely manner with such information as was reasonably requested by Lessor pursuant to this Lease, or (ii) in the opinion of independent tax

                                      21-4
counsel selected by Lessor, no substantial authority for such claim exists or (iii) the matter in question is of a continuing nature and such matter (although not in respect of the particular taxable year) has previously been decided adversely to Lessor pursuant to the contest provisions of this Section;
(e) the failure of Lessor to take timely action in contesting a claim made by any taxing authority with respect to the disallowance of any Tax Benefits if such failure shall preclude the right of Lessor to contest such claim and if such failure was not caused by Lessee's failure to request action by the Lessor after receipt of notice from the Lessor or to otherwise comply with the obligations under the contest provisions of this Section; (f) any act (whether voluntary or involuntary), omission or misrepresentation of Lessor other than any action or omission contemplated in the Lease Agreement or any related agreements or otherwise taken by Lessor in the exercise of any. remedies or the enforcement of any rights against Lessee under any of such agreements; (g) any amendment to the laws of any Federal, state or local government or taxing authority, which amendment is enacted after March 1, 1988; or (h) a determination by any Federal, state or local government or taxing authority that the Lease shall not be treated as a "true lease" unless such determination is a result of Lessee's action or failure to act (excluding actions or failures to act expressly required by this Lease).

     Except as otherwise provided in the immediately following paragraph, the liability of the Lessee to make any indemnity

                                      21-5
payments hereunder shall become fixed at the time the Lessor makes payment of the tax attributable to the portion of the Tax Benefits lost, or if the Lessor is not required to make payment of tax with respect to the portion of the Tax Benefits lost, the date on which the Lessor files its tax return for the taxable year in which such loss occurs, and shall he due and payable within 15 days after receipt by Lessee of written notice from Lessor as to the fixing of such liability. Lessee shall pay interest at the Incentive Rate on any indemnity payment not made when due.

     21.03. CONTEST.

     (A) In the event a claim shall be made by the Internal Revenue Service which, if successful, would result in a loss for which Lessee would have liability to Lessor pursuant to this Article 21 of the Lease, Lessor hereby agrees to take such action, in good faith, in connection with contesting such claim as the Lessee shall reasonably request in writing, provided, that: (i) within thirty (30) days after notice by Lessor to the Lessee of such claim the Lessee shall have requested that such claim be contested; (ii) Lessor at its sole option, may forego any and all administrative appeals, proceedings, hearings and conferences with the relevant taxing authority in respect to such claim and may, at its sole option, either pay the tax claimed and sue for a refund in the appropriate forum selected by Lessor or contest such claim in the appropriate forum selected by Lessor; (iii) within thirty (30) days after notice by Lessor to Lessee of such claim, the Lessee shall have

                                      21-6
furnished Lessor with an opinion of independent tax counsel chosen by the Lessee and acceptable to Lessor, both as to counsel and substance, to the effect that Lessor is more likely than not to prevail in contesting such claim; and (iv) the Lessee shall have indemnified Lessor in a manner satisfactory to Lessor for any cost, expenses or liability, which Lessor may incur as a result of contesting such claim, and the Lessee shall agree to reimburse Lessor on demand, for all costs, expenses and liability which Lessor may incur in contesting the claim, and to pay all reasonable costs and expenses which Lessor may incur in contesting the claim. These costs and expenses shall include, without limitation, (a) reasonable attorneys' and accountants' fees and disbursements, and (b) the amount of any interest, penalties or additions to tax indemnified hereunder that may ultimately be payable as a result of contesting such claim.

     In the event that at any time Lessor shall pay the tax claimed and then seek a refund, the Lessee shall pay to Lessor (as a "prior payment") the amount of such tax and interest, additions to tax and penalties thereon, if any, but not in excess of the amount which the Lessee would be obligated to pay in respect of the related Loss under this Article of the Lease. Upon Final Determination of the liabilities of Lessor, or the receipt of a refund by Lessor, Lessor shall offset the amount of such prior payment against the full amount due, if any, pursuant to the provisions of this Article and either (i) the Lessee shall pay to Lessor within 15 days after notice

                                      21-7
thereof, any excess of such full amount due, if any, over such prior payment, or
(ii) Lessor shall repay to the Lessee within 15 days after the late of a receipt of such refund or notice of such Final Determination, any excess of such prior payment over such full amount due. Any interest received by Lessor in connection with any refund which is allocable to the indemnified taxes paid by Lessor in respect of which the Lessee had made a prior payment shall be for the account of the Lessee.

     (B) In the case of any such claim, Lessor agrees to notify the Lessee promptly in writing of such claim, agrees not to make payment of the tax or other liability claimed for at least thirty (30) days after the giving of such notice (unless specifically required to do so at an earlier date by the Internal Revenue Service), and agrees to cooperate with the Lessee in good faith in order that such claim may be contested effectively. The Lessee and its counsel shall maintain confidentiality with respect to all such information insofar as is possible, consistent with the conduct of a contest hereunder.

     (C) Lessor shall not enter into a settlement or other compromise with respect to, or otherwise concede, any claim without the written consent of Lessee, which consent shall not be unreasonably withheld, unless Lessor waives its right to be indemnified with respect to such claim (but not with respect to any future claims) under this Article of the Lease. Lessee shall not be considered to have unreasonably withheld such consent if such consent shall be withheld as a result of Lessee's reasonable evaluation of the merits of the basis for

                                      21-8
contesting such claim and Lessee shall not be required to consider any issue or dispute not directly related to such claim.

     (D) If Lessee requests Lessor to contest a claim and otherwise complies with its obligations under this Section 21.03, it shall have no obligation to pay any indemnity under this Article of the Lease resulting from such claim until a Final Determination occurs regarding the liability of Lessor in respect of the claim. Lessee's obligation to pay the indemnity shall become fixed upon such Final Determination and unless otherwise provided in this Section 21.03 shall be payable within 15 days after receipt by Lessee of written notice from Lessor as to the occurrence of a Final Determination. In all other cases, the liability of Lessee shall become fixed and payable as provided in Section 21.02 of the Lease:

     (E) For purposes of this Section 21.03, "Final Determination" shall mean a decision of a court of original jurisdiction with respect to such claim, (provided that the time for filing an appeal of such decision has expired) or other disposition of such claim in the manner contemplated herein.

     21.04. SURVIVAL. The indemnification provided herein shall survive the assignment, expiration or other termination of this Lease.

     21.05. CONSOLIDATED RETURN. For purposes of this Article 21, the term "Lessor" shall mean and include the affiliated group of corporations and each member thereof,

                                      21-9
within the meaning of section 1504 of the Code, of which Lessor is a member, if such group is filing a consolidated United States Federal income tax return, and it shall also mean any consolidated or combined group of corporations of which Lessor is a member which is treated as such for state franchise tax purposes.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     21-10

                                   ARTICLE 22

                      TRUE LEASE UNDER FEDERAL AVIATION ACT

     It is the intent of the parties to this Lease that it will be a true lease and not a "conditional sale" as defined in 49 U.S.C. Section 1301 and that the Lessor shall at all times be considered to be the owner of the Aircraft which are the subject of this Lease for the purposes of 49 U.S.C. Section 1401 and for all Federal, state, city and local income taxes or for franchise taxes measured by net income, and that this Lease conveys to the Lessee no right, title or interest in the Aircraft except as a lessee.

                                   ARTICLE 23

                                TRUTH IN LEASING

     Lessee agrees to carry a copy of this Lease in the Aircraft at all times.

     THE AIRCRAFT, AS EQUIPMENT, BECAME SUBJECT TO THE MAINTENANCE REQUIREMENTS OF FEDERAL AVIATION REGULATION PART 135 UPON THE REGISTRATION OF THE AIRCRAFT WITH THE FAA. THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FEDERAL AVIATION REGULATION PART 135, OR, IF LATER APPLICABLE PART 121. UPON EXECUTION OF THIS LEASE, THE LESSEE WILL BE RESPONSIBLE DURING THE TERM OF THIS LEASE FOR THE OPERATIONAL CONTROL OF THE AIRCRAFT IDENTIFIED AND TO BE OPERATED HEREUNDER.

     AN EXPLANATION OF THE FACTORS BEARING ON OPERATING CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

     THE LESSEE CERTIFIES THAT IT IS RESPONSIBLE FOR OPERATING CONTROL OF THE AIRCRAFT AND THAT IT UNDERSTANDS IT IS RESPONSIBLE FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

     IN WITNESS WHEREOF, the Lessor and the Lessee have each caused this Lease to be duly executed by their authorized officers as of the day and year first above written.

                                          MCDONNELL DOUGLAS FINANCE CORPORATION,
                                            as Lessor

                                          By: /s/ [ILLEGIBLE]
                                              ----------------------------------
                                          Its: Executive Vice President
                                              ----------------------------------

                                          CHAUTAUQUA AIRLINES, INC.,
                                            as Lessee

                                          By: /s/ [ILLEGIBLE]
                                              ----------------------------------
                                          Its: President
                                              ----------------------------------

                                   EXHIBIT A

                              LEASE SUPPLEMENT NO.

     THIS LEASE SUPPLEMENT NO._______, dated as of __________, 1988, between McDonnell Douglas Finance Corporation ("Lessor") and Chautauqua Airlines, Inc. ("Lessee");

                               W I T N E S S I T H

     WHEREAS, Lessor and Lessee have heretofore entered into that certain Lease Agreement dated as of August 15, 1988 (herein called the, "Lease" and the terms defined therein being herein used with the same meaning), which Lease provides for the execution and delivery from time to time of Lease Supplements each substantially in the form hereof for the purpose of leasing the Aircraft under the Lease as and when delivered by the Lessor to the Lessee in accordance with the terms thereof;

     NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, and pursuant to Article 2 of the Lease, the Lessor and the Lessee hereby agree as follows:

     1. The Lessor hereby delivers and leases to the Lessee, and the Lessee hereby accepts and leases from the Lessor, under the Lease Agreement, as herein supplemented, the following:

     (i) Airframe:____________________________________________________________

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     (ii) Engines: General Electric model CT7-5A2, manufacturer's serial nos. ______________and ____________ (each of which engines has 750 or more rated takenoff horsepower);

     (iii) Propellers: Dowty Rotol model (c)R354/4-123-F/13, manufacturer's serial nos. ________ and ________ (each of which Propellers is capable of absorbing 750 or more rated takeoff shaft horsepower); and

     (iv) Such other further and additional equipment as may be specified in any attached invoices.

     All the foregoing is hereinafter referred to as the "Delivered Equipment."

     2. The Delivery Date of the Delivered Equipment is the date of this Lease supplement set forth in the opening paragraph hereof.

     3. Equipment Cost for each of the delivered Aircraft (including Airframe, Engines, and Propellers) is $ ________

     4. Term for the Delivered Equipment shall commence on the Delivery Date therefor and shall conclude on the close of business on September 30, 2002, subject to any early termination provisions invoked in accordance with the Lease.

     5. The Lessee hereby confirms its agreement to pay the Lessor Interim Rent, Basic Rent and Supplemental Rent for the Delivered Equipment, throughout the Term therefor in accordance with the Lease. The Interim Rent for the Delivered Equipment shall be payable on October 1, 1988 in an amount equal to $___________ The Interim Rent shall be allocated, for Federal income tax purposes, to the monthly periods immediately before the date it is due. The Basic Rent for the Delivered Equipment shall be payable in 168 consecutive monthly installments, payable in advance, the first installment of which is due and payable October 1, 1988, and subsequent installments shall be payable on the first day of each month throughout the Term. Each such installment of Basic Rent shall be in an amount equal to $ __________ Each installment of Basic Rent shall be allocated, for Federal income tax. purposes, to the monthly period immediately after the date it is due.

     All payments of Rent under the Lease shall be paid to Lessor by wire transfer of immediately available funds on or before the due dates therefor to the account of McDonnell Douglas Finance Corporation, Account No. 001-002-181 at Security Pacific National Bank, 333 South Hope Street, Los Angeles, CA 90071.

     6. The Lessee hereby confirms to the Lessor that it will, as soon as practicable, mark the Delivered Equipment as showing all interests thereto in accordance with the terms of the Lease and that the Lessee has accepted the Delivered Equipment for all purposes hereof and of the Lease, including its being airworthy, in accordance with specifications, in good working order and repair and without defect in title, condition, design, operation or fitness for use, whether or not discoverable by Lessee on the date hereof, and free and clear of all Liens, except for those contemplated by the Lease, provided, however, that nothing contained herein or in the Lease shall in any way diminish or otherwise affect any right the Lessee or the Lessor may have with respect to the Delivered Equipment against the manufacturer thereof, or any subcontractor or supplier of the manufacturer thereof.

     7. This Lease Supplement shall in all respect' be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance.

     IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Supplement to be duly executed by their authorized officers as of the day and year first above written.

                                          McDonnell Douglas Finance Corporation,
                                            as Lessor

                                          By: ----------------------------------

                                          Its: ---------------------------------

                                          Chautauqua Airlines, Inc.
                                            as-Lessee

                                          By: ----------------------------------

                                          Its: ---------------------------------

                                   EXHIBIT B1

                              STIPULATED LOSS VALUE
    (FOR ALL ITEMS OF EQUIPMENT COVERED BY LEASE SUPPLEMENT NO. __________ )

BEFORE   S.L.V. AS A      BEFORE      S.L.V. AS A       BEFORE     S.L.V. AS A
PAYMENT   PERCENT OF      PAYMENT      PERCENT OF       PAYMENT     PERCENT OF
NUMBER   ORIGINAL COST    NUMBER      ORIGINAL COST     NUMBER     ORIGINAL COST
--------------------------------------------------------------------------------

                                   EXHIBIT B2

                              STIPULATED LOSS VALUE
     (FOR ALL ITEMS OF EQUIPMENT COVERED BY LEASE SUPPLEMENT NO __________ )

BEFORE   S.L.V. AS A      BEFORE      S.L.V. AS A       BEFORE     S.L.V. AS A
PAYMENT   PERCENT OF      PAYMENT      PERCENT OF       PAYMENT     PERCENT OF
NUMBER   ORIGINAL COST    NUMBER      ORIGINAL COST     NUMBER     ORIGINAL COST
--------------------------------------------------------------------------------

                             CERTIFICATE OF OFFICER

     The undersigned authorized officer of McDonnell Douglas Finance Corporation ("MDFC") hereby states to Chautauqua Airlines, Inc. ("Chautauqua") the following:

     1. MDFC requests that Chautauqua execute the Purchase Agreement Assignment dated August 22, 1988 in connection with Aircraft N125CH.

     2. MDFC guarantees that all of the rights that Chautauqua is assigning to V.A.G pursuant to the Purchase Agreement Assignment other than title to and ownership of the aircraft have been returned to MDFC by V.A.G. through the Lease Agreement from V.A.G to MDFC and will be returned to Chautauqua pursuant to the Lease Agreement dated August 15, 1988 between MDFC and Chautauqua provided that no Default or Event of Default has occurred and is continuing under such Lease Agreement.

     3. MDFC will indemnify Chautauqua against any taxes or other reasonable out of pocket costs incurred by Chautauqua as a result of its assignment of the Saab Purchase Agreement to V.A.G which would not have been payable to Chautauqua pursuant to the Lease Agreement dated August 15, 1988 between MDFC and Chautauqua.

     IN WITNESS WHEREOF, I have hereunto set my name this 25th day of August
1988.

                                         MCDONNELL DOUGLAS FINANCE  CORPORATION

                                         By: /s/ [ILLEGIBLE]
                                             -----------------------------------
                                                  V.P.
                                         Title: --------------------------------

CERT.JSW